UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Filed by the Registrant

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Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

Royal Gold, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2023

Notice of Annual Meeting and Proxy Statement

ROYAL GOLD, INC

A Message from the Chair of the Board
Dear Fellow Stockholders,
2022 was a successful year for Royal Gold, and our performance was driven by the disciplined execution of plans guided by long-standing strategic objectives. Strong performance from our portfolio produced solid financial results. Robust cash flow from operations, combined with available credit, allowed for investment in attractive growth opportunities without equity dilution. We added several assets to the portfolio in low-risk jurisdictions that we expect will provide stockholders with exposure to precious metals production and exploration upside well into the future. And we finished the year with our 22nd annual increase to the dividend, adding to a history of capital returns that is unique in the precious metals sector.
William Hayes Chair of the Board

“
Transparency to stockholders is a hallmark of Royal Gold’s approach to business. Initiatives taken in 2022 to further enhance our disclosure underscore our efforts to provide more information on how we manage and think about our business.”

Your Board has always considered transparency and accountability as critical to long-term success, and I am pleased to highlight the completion of several initiatives in 2022 in these areas: we completed our first year with a calendar year-end reporting period, which allows stockholders to more easily compare our performance against that of peers; we issued our inaugural ESG Report, which communicates our commitment and approach to the sustainability of our business; and we issued inaugural annual guidance, which provides stockholders with greater transparency into our outlook for our asset portfolio. Your Board believes that these incremental enhancements to our long history of clear and open disclosure provide additional detail that can help stockholders understand how we think about our business and evaluate our performance.

We look forward to reviewing the achievements of 2022 with you, and you are cordially invited to join us virtually for our 2023 annual meeting of stockholders on May 25, 2023, at 9 a.m. mountain time. Holders of record of our common stock on March 31, 2023, are entitled to notice of and to vote at the virtual annual meeting. The accompanying notice of virtual annual meeting and proxy statement describe the business to be conducted at the meeting.
Thank you for your continued support.
Sincerely,
William Hayes
Chair of the Board
Please Vote

It is important that your shares are represented and voted at the virtual annual meeting. Even if you expect to log into the virtual annual meeting, please vote your shares as promptly as possible by telephone or the internet or by signing, dating, and returning the proxy card mailed to you if you received a paper copy of this proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON MAY 25, 2023:
Our notice of virtual annual meeting and proxy statement, annual report, electronic proxy card, and other materials for the annual meeting are available on the internet at www.proxyvote.com, together with any amendments that may be made to any of these documents.

Royal Gold, Inc. 2023 Proxy Statement 1

2	NOTICE OF 2023 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
4	PROXY SUMMARY
4	About Royal Gold, Inc.
6	Proposals
7	Corporate Governance Highlights
10	Environmental and Social Highlights
11	Executive Compensation Highlights
13	Cautionary Note Regarding Forward-Looking Statements
14	Proposal 1 — Election of Directors
15	Board Skills and Diversity
18	Board Biographies
22	The Board’s Role and Responsibilities
28	Board Structure
29	Board Practices, Processes, and Policies
32	Compensation Committee Interlocks and Insider Participation
32	Director Compensation
36	Proposal 2 — Executive Compensation
38	Compensation, Nominating, and Governance Committee Report
38	Compensation Discussion and Analysis
61	Executive Compensation Tables
61	Summary Compensation Table
63	Grants of Plan-Based Awards in 2022
64	Outstanding Equity Awards at the End of 2022
69	Options Exercised and Stock Vested in 2022
69	Potential Payments Upon Termination or Change of Control
71	Other Compensation Matters
71	CEO Pay Ratio
71	2022 Pay Versus Performance
74	Proposal 3 — Advisory Vote on the Frequency of the Say on Pay Vote
76	Proposal 4 — Ratification of Appointment of the Independent Auditor
77	Independent Registered Public Accounting Firm Fees and Services
78	Preapproval Policies and Procedures
78	Audit Committee Report
79	Proposal 5 — Approval of an Amendment to Our Restated Certificate of Incorporation to Permit the Exculpation of Officers
83	Stock Ownership Information
83	Security Ownership of Certain Beneficial Owners and Management
85	Equity Compensation Plan Information
86	Other Information
A-1	Annex A — Calculation of Sec cap
B-1	Annex B — Proposed Amendment to Article TENTH of the Company’s Restated Certificate of Incorporation

2	Royal Gold, Inc. 2023 Proxy Statement

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Notice of 2023 Virtual
Annual Meeting of Stockholders
When	Where	Who
Thursday, May 25, 2023, 9:00 a.m. mountain time	Virtual-Only Meeting at www.virtualshareholder meeting.com/RGLD2023
You are eligible to vote at the virtual annual meeting and any postponement or adjournment of the meeting if you are a holder of Royal Gold’s common stock at the close of business on March 31, 2023 (the “Record Date”). Proxies voted by mail, telephone, or internet must be received by 11:59 p.m. Eastern Time on May 24, 2023.

Items of Business
Board Recommendation
PROPOSAL 1 The election of the three Class III director nominees identified in the accompanying proxy statement	FOR EACH DIRECTOR NOMINEE
PROPOSAL 2 The approval, on an advisory basis, of the compensation of our named executive officers	FOR
PROPOSAL 3 The approval, on an advisory basis, of the frequency with which the advisory vote to approve named executive officer compensation should be held	FOR THE “ONE YEAR” OPTION
Proposal 4 The ratification of the appointment of Ernst & Young LLP as our independent registered public accountant for the fiscal year ending December 31, 2023	FOR
Proposal 5 The approval of an amendment to our restated certificate of incorporation to limit the liability of certain officers of the Company	FOR
Stockholders will transact any other business as may properly be brought before the meeting and any postponement or adjournment of the meeting.

Royal Gold, Inc. 2023 Proxy Statement 3

Virtual-only Meeting
The annual meeting of Royal Gold will be held entirely online via live audio webcast. The webcast is designed to provide stockholders the opportunity to participate virtually to facilitate stockholder attendance and to provide a consistent experience to all stockholders, regardless of location. You can attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/RGLD2023, where authenticated stockholders will be able to listen to the meeting live, submit questions, and vote. There will be no physical location for stockholders to attend.
Meeting Materials
We are providing our “Notice of Internet Availability of Proxy Materials” to stockholders beginning on or about April   , 2023. This document contains instructions on how you can access our proxy materials online. We are also mailing a full set of our proxy materials to stockholders who previously requested paper copies of the materials. Our proxy materials can also be viewed on our website at www.royalgold.com under “Investors — Proxy Materials.”
By Order of the Board of Directors
Laura B. Gill
Corporate Secretary
Denver, Colorado
April   , 2023

4	| Proxy Summary | Royal Gold, Inc. 2023 Proxy Statement

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement before voting. For more complete information regarding our financial and operational performance, we encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report on Form 10-K”). Unless the context otherwise requires, references to “Royal Gold,” the “Company,” “we,” “us,” and “our” refer to Royal Gold, Inc. and its consolidated subsidiaries.
About Royal Gold, Inc.
Business Model	Gold Focused	Growth
Our business model gives investors exposure to a globally diversified portfolio of mining assets, including producing mines and development and exploration projects, without incurring the costs and risks associated with mine operations.	73% of our revenue for the year ended December 31, 2022, was generated from gold.	We prioritize investment in long-lived assets in safe jurisdictions that we expect will provide our stockholders exposure to higher gold prices as well as growth in production and reserves.
Capital Deployment	Financial Strength	Return to Stockholders
We maintain a strong balance sheet that allows us to invest opportunistically.	Our high-margin business model supports our preference to finance our growth internally using cash flow from operations and available credit.	We believe in paying a growing and sustainable dividend.
2022 Company Performance
We changed our fiscal year-end from June 30 to December 31, effective as of December 31, 2021. To effect the change, we used a six-month transition period from July 1, 2021, to December 31, 2021 (sometimes referred to herein as our “2021 Transition Period” or “Stub 2021”). Calendar year 2022 is our first full year with a December 31 fiscal year-end (“2022”).

Royal Gold, Inc. 2023 Proxy Statement | Proxy Summary |	5

Royal Gold has a long history of managing our business around a simple set of strategic goals that include acquiring high quality and long-lived assets in stable jurisdictions, funding our growth with limited equity dilution, maintaining a strong balance sheet and liquidity, and increasing our return to stockholders. In 2022, we achieved all of those goals.
$603M Strong financial performance with revenue of $603.2 million, operating cash flow of $417.3 million, and earnings of $239.0 million.

$92M
$91.9 million returned to stockholders as dividends during 2022, and our dividend per share increased for the 22nd consecutive year. This history of dividend payment and growth was recognized with the inclusion of Royal Gold in the S&P High Yield Dividend Aristocrats Index in early 2022.

335,100 GEOs* Robust production volume of 335,100 GEOs* for 2022
$547M Maintained available liquidity of $547 million as of December 31, 2022, representing approximately $122 million in working capital and $425 million available under our revolving credit facility.

$922M
Invested $922 million in new and existing royalties and streams that we believe will provide significant growth potential over the coming years, including the acquisition of two royalties on the world-class Cortez Complex in Nevada and a royalty on the emerging Great Bear project in Ontario and the increase in the stream rate at the Khoemacau mine in Botswana from 90% to 100% of payable silver.

*
Gold equivalent ounces or “GEOs” are calculated as Royal Gold’s total revenue for 2022 of  $603.2 million divided by the average London Bullion Market Association ("LBMA") PM gold fixing price for 2022 of US$1,800 per ounce.

6	| Proxy Summary | Royal Gold, Inc. 2023 Proxy Statement

Proposals
Proposal	More Information

PROPOSAL 1: ELECTION OF THREE CLASS III DIRECTOR NOMINEES TO SERVE UNTIL THE 2026 ANNUAL MEETING
The Board recommends you vote FOR each director nominee. These individuals bring a range of relevant experience and overall diversity of perspectives that is essential to good governance and leadership of Royal Gold.
(see page 14)

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board recommends you vote FOR this “say-on-pay” advisory proposal because the Board believes that our compensation policies and practices are effective in achieving our compensation goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth, and linking management interests with stockholder interests.
(see page 36)

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE SAY ON PAY VOTE EVERY YEAR
The Board recommends you vote FOR the option of every year as the preferred frequency with which we should conduct future say-on-pay votes.
(see page 74)

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR FOR 2023
The Board recommends you vote FOR this proposal.
Our Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2023 and is asking stockholders to ratify this selection.
(see page 76)

PROPOSAL 5: APPROVE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS
The Board recommends you vote FOR the approval of an amendment to our certificate of incorporation to limit the liability of certain officers of the Company.
(see page 79)

Royal Gold, Inc. 2023 Proxy Statement | Proxy Summary |	7

Corporate Governance Highlights
OUR CORPORATE GOVERNANCE PRACTICES ARE DESIGNED TO PROTECT AND PROMOTE LONG-TERM VALUE

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Separate CEO and Chair

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Lead independent director appointed if Board Chair is not independent

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Six of seven directors are independent, including the Board Chair and all Audit and Finance Committee (“Audit Committee“) and Compensation, Nominating and Governance Committee (“CNG Committee“) members

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A Vice President, Investment Stewardship hired to advance our ESG practices and policies

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All Audit Committee members are deemed financial experts

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Majority voting in uncontested director elections

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Independent directors average one outside public company board

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Thorough director onboarding program

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Continuing director education is encouraged and funded

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Quarterly regulatory and governance updates provided

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Annual Board and committee self-assessments

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Robust director and management succession planning processes

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Regular executive sessions of the Board and committees

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CNG Committee oversight of sustainability and environmental, social and governance (“ESG“) matters

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Annual compliance reviews of corporate governance policies and charters

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Quarterly Board review of enterprise risk management program

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Regular Board review of cybersecurity program

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Regular stockholder engagement

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Stock ownership guidelines for directors and executives

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Annual advisory say-on-pay vote

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CNG Committee retention of independent advisor to assist with executive and director compensation

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Focus on pay for performance in executive compensation program

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Robust Insider Trading Policy

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No tax gross-ups or excessive perquisites

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No stock option repricing without stockholder approval

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Policies against hedging and pledging stock

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Strong Code of Business Conduct and Ethics and Whistleblower Policy

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Promotion of inclusive work environment supported by our Diversity and Inclusion Policy

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Commitment to including qualified individuals of gender, racial, and ethnic diversity in all new director searches

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Clawback policy for incentive compensation to named executive officers

8	| Proxy Summary | Royal Gold, Inc. 2023 Proxy Statement

Class III Director Nominees at a Glance
Our Board is comprised of seven directors divided into three classes, with each class serving a term of three years. The following table summarizes important information about each director nominee standing for election to the Board for a three-year term expiring at our annual meeting in 2026.
Fabiana Chubbs	Kevin McArthur	Sybil Veenman

• Independent director since 2020 • Member of the Audit Committee • Retired mining executive • Financial and internal controls expert • Age 57	• Independent director since 2014 • Member of the CNG Committee • Retired mining executive • Experienced mine operator • Age 68	• Independent director since 2017 • Chair of the CNG Committee (effective April 1, 2023) • Retired mining executive • Corporate governance and legal expert • Age 59
Continuing Directors at a Glance
				Board Committees
Director Name Current Position	Age	Director Since	Independent	Audit Committee	CNG Committee
CLASS I DIRECTORS (TERM EXPIRES 2024)
William Heissenbuttel President and CEO	57	2020
Jamie Sokalsky Retired Mining Executive Chair of Audit Committee	65	2015
CLASS II DIRECTORS (TERM EXPIRES 2025)
William Hayes Retired Mining Executive Chair of the Board	78	2008
Ronald Vance Retired Mining Executive Chair of the CNG Committee (through March 31, 2023)	70	2013

Royal Gold, Inc. 2023 Proxy Statement | Proxy Summary |	9

Board Characteristics

10	| Proxy Summary | Royal Gold, Inc. 2023 Proxy Statement

Environmental and Social Highlights

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Our Environmental, Social, and Governance Policy reflects our core commitment to ESG integration and sustainable mineral development

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We are an active member of the World Gold Council and continue to endorse its Responsible Gold Mining Principles, which promote sustainable gold mining

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We endorse the International Council on Mining and Metals (“ICMM“) Mining Principles for sustainable development across the mining and metals industries

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We support and have aligned our climate disclosures with the Task Force on Climate- Related Financial Disclosures (“TCFD”)

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Deliveries of metal under our streaming agreements must meet LBMA “Good Delivery” standards, which require adherence to LBMA’s “Responsible Sourcing Programme” designed to combat money laundering, terrorist financing, and human rights abuses in global metals markets

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We encourage operator engagement in ESG matters, with most operators endorsing international ESG standards

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For new investments, we conduct robust due diligence on ESG matters

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We seek to mitigate ESG risk to our investments through contractual safeguards when possible

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We monitor operators’ management of ESG risks and, where appropriate, enforce our rights

•
We actively seek opportunities to advance sustainable development aligned with the

Sustainable Development Goals (SDGs) within our operator and local communities
•
We seek to work with responsible operators and other suppliers who share our commitment to ethical behavior, respect for human rights, engagement with host communities, and environmental stewardship, as outlined in our Supplier Code of Conduct

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Our Human Rights Policy sets forth our commitment to respect human rights in the jurisdictions where we operate

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Our People Policy promotes a safe and healthy workplace and requires strict adherence to legal and ethical standards in our business practices, and highlights our commitment to an inclusive work environment where individuals are free from discrimination and harassment

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We maintain a Diversity and Inclusion Policy that encourages diversity across the organization, including at the Board level

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We encourage community service by our employees through a variety programs

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We are committed to the highest standards of business conduct and prohibit all forms of bribery and corruption, as outlined in our Anticorruption Policy and Code of Business Conduct and Ethics

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We have formally incorporated ESG performance as a measure in our compensation program

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Our ESG Report is available on our website and provides details on actions we are taking to achieve a business model and operations that are sustainable into the future

Royal Gold, Inc. 2023 Proxy Statement | Proxy Summary |	11

Executive Compensation Highlights
The following table summarizes the compensation for the period from January 1, 2022, to December 31, 2022, for our named executive officers (“NEOs”). Please see the Summary Compensation Table and accompanying footnotes beginning on page 61 for additional information. All amounts are in U.S. dollars.
Name and Principal Position	Salary	Bonus	Non-Equity Incentive Plan Compensation	Stock Awards	All Other Compensation	Total Compensation
William Heissenbuttel President and CEO	777,000	—	949,000	1,298,851	35,689	3,060,540
Mark Isto EVP and COO, Royal Gold Corp	540,500	—	498,951	577,665	42,268	1,659,384
Daniel Breeze VP Corp Dev, RGLD Gold AG	432,800	—	399,288	464,679	32,615	1,329,382
Paul Libner CFO and Treasurer	388,500	—	356,000	402,563	42,189	1,189,252
Randy Shefman VP and GC	388,500	—	356,000	402,563	36,097	1,183,160
Compensation Framework
Our executive compensation program consists of base salary, a short-term cash incentive, long-term equity incentive awards, and modest fixed benefits consistent with benefits offered to all of our employees. The majority of target compensation for our chief executive officer is performance-based and not guaranteed. We also emphasize long-term equity ownership to better align our executives’ interests with our stockholders’ interests.

12	| Proxy Summary | Royal Gold, Inc. 2023 Proxy Statement

In August 2021, the Board approved the change to the Company’s fiscal year end, and the CNG Committee determined that target awards for the year ended December 31, 2022, when combined with the target awards granted during the six-month transition period ended December 31, 2021, would properly reflect 18 months of value to reward and incentivize long-term performance directly aligned with stockholder interests. The CNG Committee granted full-year target equity values in August 2021 for the 2021 Transition Period and half-year target equity values for equity grants in March 2022 for the year ended December 31, 2022. As a result, the percentage of 2022 total compensation attributable to equity awards is significantly less than the percentage in prior periods. The CNG Committee returned to granting full-year equity awards in 2023 and plans to grant full-year target equity values in the future.
Pay-for-Performance Alignment
Short- and Long-Term Performance Measures	Designed to Promote Achievement of our Business Strategy	2022 Achievement	Results
Short-Term Incentive
	Net GEO Production (1)	Gold-focused portfolio; capital deployment	109% of target opportunity	Short-term incentive awards for 2022 paid out at approximately 122% of target for executives
	Expense Control — Adjusted Cash G&A Expense (2)	Financial flexibility and discipline	130% of target opportunity
	Net GEOs in Reserves and M&I Resources (3)	Responsible growth	200% of target opportunity
	ESG Achievements	Sustainability	100% of target opportunity
	Business Integrity	Sufficiency of liquidity; effectiveness of internal financial controls, cyber risk management and portfolio health management	85% of target opportunity
	Individual Performance	Management development; ESG initiatives; succession planning	Varies by named executive officer (“NEO”)

Long-Term Incentive	Restricted Shares	Executive retention	17,666 shares vested in 2022 for our NEOs
	Performance Shares (TSR)	Stockholder return	4,954 shares vested in 2022 for our NEOs

1.
Net Geo Production equals (a) our revenue less cost of sales, adjusted to keep metal prices constant at budgeted metal prices, divided by (b) the budgeted gold price.

2.
Adjusted Cash G&A Expense equals our general and administrative expense (“G&A Expense”) less (a) non-cash employee stock compensation expense, (b) litigation expenses, and (c) other extraordinary items, if any.

3.
Net GEO Reserves and M&I Resources equals the sum of our estimated mineral reserves and mineral resources (for producing and development properties only), net of our cost of sales, divided by the budgeted gold price. Our mineral reserves and mineral resources and our cost of sales are adjusted to keep metal prices constant at budgeted metal prices.

See detailed discussion of short-term and long-term incentive programs on pages 47 and 50, respectively.

Royal Gold, Inc. 2023 Proxy Statement | Proxy Summary |	13

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include statements regarding: benefits of recent asset acquisitions, including their growth potential; our commitment to the sustainability of our business; transparency and other benefits provided by annual guidance and our ESG Report; our business model; maintaining a strong balance sheet; financing growth using cash flow from operations and available credit; paying a growing and sustainable dividend; our investment strategy and growth potential; our corporate governance practices; expected actions if a director nominee is unable or unwilling to serve or does not receive a majority of the votes cast; beliefs regarding an effective board; goals of our enterprise risk management program; process for selecting directors; the goals and evaluations of and future plans for our compensation program; our enterprise risk management program’s mitigation of risks; consideration of director candidates submitted by stockholders; our commitment to diversity and inclusion, a sustainable business model and operations, and a supportive work environment; mitigating ESG risks to our investments; supporting operator commitments to responsible and ethical behavior; our Board’s self-assessment and evaluation of director candidates; goals of our anticorruption policy; the strength of our stream and royalty portfolio; results of ESG efforts; disclosure of changes to our Code of Business Conduct and Ethics; succession planning; amendments to our clawback policy; the CEO pay ratio; the potential for the Board to pick a frequency of the say-on-pay vote or an independent auditor different from that approved or ratified by stockholders; the fairness of and benefits to Royal Gold from limiting the liability of certain officers; answering stockholder questions at and after the annual meeting; the solicitation of proxies by directors, officers and employees of Royal Gold; and delivery of proxy materials.
Factors that could cause actual results to differ materially from our forward-looking statements include, among others, the following: changes in prices of gold, silver, copper, nickel or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and reserves and resources, liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, contractual issues involving our stream or royalty agreements, or operational disruptions due to COVID-19, including due to variant strains of the virus; risks associated with doing business in foreign countries; increased competition for stream and royalty interests; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; our ability to identify, finance, value and complete acquisitions; adverse economic and market conditions; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; and other factors described in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022.
Forward-looking statements in this proxy statement speak only as of the date of this proxy statement. We disclaim any obligation to update any forward-looking statement, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

14	| Proposal 1: Election of Directors | Royal Gold, Inc. 2023 Proxy Statement

Proposal 1:
Election of Directors

Our Board recommends that our stockholders vote FOR each director nominee.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 1: Election of Directors |	15

Proposal 1 — Election of Directors
Our Board consists of seven directors divided into three classes. Each class serves for a staggered three-year term. The Class III directors elected at our 2023 annual meeting will serve until our 2026 annual meeting or until their successors are elected and qualified or their earlier death or resignation. Our Board has nominated Fabiana Chubbs, C. Kevin McArthur and Sybil Veenman to stand for election as Class III directors at our 2023 annual meeting. Mss. Chubbs and Veenman and Mr. McArthur are currently serving on our Board and were most recently elected by stockholders at our 2020 annual meeting. Each nominee was nominated by our Board based on the recommendation of the CNG Committee. In making these nominations, our Board and CNG Committee considered each nominee’s experience, qualifications, and skills as described below. Each nominee has consented to serve as a director if elected. We have no reason to believe that any nominee will be unable or unwilling for good cause to serve if elected. However, if that occurs prior to the annual meeting, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors.
Recommendation
The Board unanimously recommends that you vote “FOR” each director nominee. These individuals bring a range of relevant experience and overall diversity of perspectives that are essential to good governance and leadership of Royal Gold.
Vote Required for Approval
Each director must be elected by the majority of votes cast at a meeting at which a quorum is present. This means the number of shares voted for a nominee must exceed the number of shares voted against the nominee. Each nominee has tendered to the Board a contingent, irrevocable resignation that will become effective only if the nominee fails to receive the required majority vote and the Board accepts the resignation. If a nominee does not receive a majority of the votes cast, the CNG Committee will make a recommendation to the Board whether to accept or reject the resignation or whether some other action should be taken. The Board will act, taking into account the recommendation of the CNG Committee, and publicly disclose its decision and the rationale behind its decision within 90 days after the date of the certification of the election results. The director at issue will not participate in the discussion or decision of the Board.
Board Skills and Diversity
We believe that an effective board consists of individuals with diverse qualifications and experience that align with our business strategy. Each director contributes a distinct perspective to promote the best interests of Royal Gold and our stakeholders. Our CNG Committee has identified substantive areas of expertise that the Board as a whole should represent. The matrix below summarizes the knowledge, skills, and experience held by our directors that our Board believes are relevant to our business.

16	| Proposal 1: Election of Directors | Royal Gold, Inc. 2023 Proxy Statement

Board Skills and Diversity Matrix
	Chubbs	Hayes	Heissenbuttel	McArthur	Sokalsky	Vance	Veenman
Knowledge, Skills, and Experience
Audit Committee Financial Expert
Board Service at Other Public Companies
Business Development
CEO or CFO Experience
Corporate Governance and Ethics
Cybersecurity
Environmental Matters
Executive Compensation
Finance
Geology
Health and Safety
Human Capital Management
Industry Association Participation
International Business
Leadership
Legal and Regulatory
Marketing
M&A
Mining Industry
Mining Operations
Reputation in Industry
Some Experience:	Extensive Experience:

Royal Gold, Inc. 2023 Proxy Statement | Proposal 1: Election of Directors |	17

Board Skills and Diversity Matrix (continued)
	Chubbs	Hayes	Heissenbuttel	McArthur	Sokalsky	Vance	Veenman
Risk Management
Strategic Planning
Sustainability and ESG
Board Tenure Years	2	15	3	9	7	10	6
Gender Identity
Male
Female
Demographic Background
Hispanic or Latino
White
Some Experience:	Extensive Experience:
Sustainability and ESG Expertise
Our board members have significant knowledge, skills and experiences related to ESG that our Board believes are also relevant to our business. Through leadership roles at various mining and other companies, our Board members have experience with managing matters related to policy, regulatory issues and social responsibility, such as the following: tailings management; biodiversity; water quality; permitting; reductions in waste, effluents, and consumption of natural resources at mining operations; building strong relationships with communities and indigenous peoples to create lasting benefits; maintaining health and safety as a core value; and addressing climate change and the sustainable production of metals and minerals that are essential for building the technologies and infrastructure needed to transition to a low-carbon economy.

18	| Proposal 1: Election of Directors | Royal Gold, Inc. 2023 Proxy Statement

Board Biographies
Below is biographical information about our director nominees and continuing directors.
Director Nominees
FABIANA CHUBBS, 57	Class III Director — term expires 2023
• Director since 2020 • Independent • Sarbanes-Oxley Controls Expert	• Audit Committee Member • Audit Committee Financial Expert
Prior Experience:
Ms. Chubbs has over 25 years of progressive experience in the mining industry. Ms. Chubbs served as Chief Financial Officer of Eldorado Gold Corporation (“Eldorado”) from 2011 until her retirement in April 2018. She joined Eldorado in 2007 and led treasury and risk management functions until accepting the Chief Financial Officer position. Prior to Eldorado, Ms. Chubbs was a Senior Manager with PwC Canada. During her ten years at PwC Canada, she specialized in audits of public mining and technology companies. Ms. Chubbs started her career in her native Argentina, with experience divided between PwC Argentina and IBM. Ms. Chubbs holds dual degrees from the University of Buenos Aires, including a Certified Public Accountant bachelor’s degree and a Bachelor of Business Administration degree. She is a Chartered Public Accountant in Canada.
Other Public Company Directorships:
Ms. Chubbs has served as a director of Lithium Americas Corp. (TSX and NYSE: LAC) since June 2019. Ms. Chubbs currently serves as Chair of the Audit and Risk Committee and a member of the Governance, Nomination, Compensation and Leadership Committee at Lithium Americas Corp.
Reasons for Nomination:
Ms. Chubbs’ extensive international and financial experience as the CFO of a large public mining company with substantial international operations, together with her experience as an independent auditor of public mining companies during her tenure at PwC Canada and her expertise in Sarbanes-Oxley controls, risk management, and technology, enable her to provide valuable expertise and guidance to our Board with respect to global business issues and financial reporting.
KEVIN McARTHUR, 68	Class III Director — term expires 2023
• Director since 2014 • Independent • Experienced mine operator	• CNG Committee Member
Prior Experience:
Mr. McArthur has over 40 years of progressive experience encompassing many facets of the mining business, including operations, corporate development and executive management. Mr. McArthur retired from Tahoe Resources Inc. where he served as a director and Chief Executive Officer from 2009 to 2015 and Executive Chairman from 2015 to February 2019. Prior to joining Tahoe Resources, Mr. McArthur was President and Chief Executive Officer of Glamis Gold Ltd. from 1996 to 2006 when it was purchased by Goldcorp Inc., where Mr. McArthur served as President and Chief Executive Officer and a director until 2008.

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Other Public Company Directorships:
Mr. McArthur has served as a director of Novagold Resources Inc. (TSX and NYSE: NG) since May 2022 (where he currently serves on the Engineering and Technical Committee and the Corporate Governance and Nominations Committee) and of First Quantum Minerals Ltd. (TSX: FM) since May 2021 (where he currently serves on the Environmental, Health Safety & Corporate Social Responsibility Committee). Mr. McArthur previously served as Chairman of the Board of Boart Longyear Limited (ASX: BLY) from September 2019 to November 2021 and a director of Pan American Silver Corp. (Nasdaq and TSX: PAAS) from February 2019 to May 2020.
Reasons for Nomination:
Mr. McArthur’s extensive experience managing mining operations as the chief executive officer of major precious metals mining companies, including Goldcorp Inc., Glamis Gold Ltd. and Tahoe Resources Inc. (which was subsequently acquired by Pan American Silver Corporation), and serving in positions focused on mine operations and project development with major international mining companies, including, BP Minerals and Homestake Mining Company, enable him to provide valuable expertise and guidance to our Board as it evaluates significant investments in royalty and stream interests in mining properties around the world.
SYBIL VEENMAN, 59	Class III Director — term expires 2023
• Director since 2017 • Independent • Corporate governance and legal expert	• CNG Committee Member and Chair-Elect (effective April 1, 2023)
Prior Experience:
Ms. Veenman has over 25 years of progressive experience in the mining industry. Ms. Veenman retired from Barrick Gold Corporation in 2014, where she served in various officer positions from 1994 to 2014, including Senior Vice President and General Counsel and a member of the executive leadership team from 2010 to 2014.
Other Public Company Directorships:
Ms. Veenman has served as a director of Major Drilling Group International Inc. (TSX: MDI) since December 2019 (where she currently serves as Chair of the Corporate Governance and Nominating Committee and a member of the Human Resources and Compensation Committee) and NexGen Energy Ltd. (NYSE: NXE) since August 2018 (where she currently serves on the Nominations and Governance Committee and the Compensation Committee). Ms. Veenman previously served as a director of IAMGOLD Corporation (NYSE: IAG) from 2015 to May 2021 and Noront Resources Ltd. (TSX-V: NOT) from 2015 to February 2020.
Reasons for Nomination:
Ms. Veenman’s extensive industry, legal and corporate governance experience as chief legal officer and member of the leadership team at Barrick Gold Corporation, and her substantial involvement on public company boards, enable her to provide valuable expertise and guidance to our Board with respect to the mining industry and to Royal Gold’s corporate governance, compensation plans and ESG strategy.

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Continuing Directors
WILLIAM HAYES, 78	Class II Director — term expires 2025
• Chair of Board since 2014 • Director since 2008 • Independent • Strategic planning expert	• Audit Committee Member • Audit Committee Financial Expert
Prior Experience:
Mr. Hayes has over 30 years of progressive experience focused on mining. Mr. Hayes retired from Placer Dome Inc., where he served as Executive Vice President for Project Development and Corporate Affairs from 2004 to 2006, Executive Vice President for USA and Latin America from 2000 to 2004, and Executive Vice President for Latin America from 1994 to 2000. Mr. Hayes also worked as an executive, including chief financial officer, for various mining operations in Latin America.
Other Directorships:
Mr. Hayes served as a director of Antofagasta PLC (LON: ANTO) from 2006 to 2019, where he held various board positions over time, including Senior Independent Director, Audit Committee Chair, and member of the Safety and Sustainability Committee, Compensation Committee, and Nominating and Governance Committee. Mr. Hayes also served as Chairman of the Board of Tethyan Copper Company from 2007 through 2022.
WILLIAM HEISSENBUTTEL, 57	Class I Director — term expires 2024
• President and Chief Executive Officer • Director since 2020 • Not Independent
Prior Experience:
Mr. Heissenbuttel has more than 30 years of corporate finance experience, including 25 years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel has served as our President and Chief Executive Officer and a Class I director since January 2020. Previously, he served as our Chief Financial Officer and Vice President Strategy from June 2018 to January 2020, Vice President Corporate Development from 2007 to June 2018, Vice President Operations from 2015 to June 2016, and Manager Corporate Development from 2006 to 2007. Prior to joining Royal Gold, Mr. Heissenbuttel served as Senior Vice President from 2000 to 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc. From 1994 to 1999, he served as Vice President and then Group Vice President at ABN AMRO Bank N.V. From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover. Mr. Heissenbuttel holds a Master of Business Administration degree from the University of Chicago and a Bachelor of Arts degree from Northwestern University.

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JAMIE SOKALSKY, 65	Class I Director — term expires 2024
• Director since 2015 • Independent • Strategic planning expert	• Audit Committee Member and Chair • Audit Committee Financial Expert
Prior Experience:
Mr. Sokalsky has approximately 30 years of progressive experience in the mining industry. Mr. Sokalsky’s experience in the mining industry began in 1993 as Treasurer and Vice President of Barrick Gold Corporation, where he served as Chief Financial Officer from 1999 to 2012 and CEO, President, and a director from 2012 to 2014. Mr. Sokalsky served as Chairman of the Board of Probe Mines Limited from 2014 to 2015.
Other Public Company Directorships:
Mr. Sokalsky has served as Chairman of the Board of Directors of Probe Gold, Inc. (TSX: PRB) since 2016 (and currently serves on the Nominating and Corporate Governance Committee and the Compensation Committee) and as a director of Agnico-Eagle Mines Ltd. (NYSE: AEM) since 2015 (where he currently serves as Lead Director of the Board of Directors and a member of each of the Audit Committee and Corporate Governance Committee). Mr. Sokalsky served as a director of Pengrowth Energy Corporation (NYSE: PGH) from 2015 to 2018.
RONALD VANCE, 70	Class II Director — term expires 2025
• Director since 2013 • Independent • Corporate and business development expert	• CNG Committee Member and Chair (from March 2018 through March 2023)
Prior Experience:
Mr. Vance has over 40 years of experience in mining and corporate development. Mr. Vance retired from Teck Resources, where he served as Senior Vice President, Corporate Development from 2006 to 2014. Prior to joining Teck Resources, Mr. Vance worked as Managing Director of Rothschild (Denver) Inc. from 1991 to 2000 and as Managing Director/Senior Advisor of Rothschild Inc. from 2000 to 2005.
Other Directorships:
Mr. Vance served as Chairman of the Board of Southern Peaks Mining L.P. in 2018.
Director Independence
Our Board has determined that each of our directors, other than Mr. Heissenbuttel, is independent under the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of the Nasdaq Stock Exchange (“Nasdaq”). Our Board has also determined that none of our independent directors has any relationship with us that would interfere with the exercise of their independent judgment in carrying out their responsibilities as a director.
86%
6 out of 7 directors are independent. The only insider on our board is our CEO.

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The Board’s Role and Responsibilities
Our Board is elected by stockholders to oversee management and assure that stockholders’ long-term interests are being served. A significant portion of our Board’s oversight responsibility is carried out through its standing committees: the Audit Committee and the CNG Committee. All committee members are independent under Nasdaq and SEC rules. Each committee meets regularly throughout the year, receives reports from senior management, reports its actions to the Board, and evaluates its performance annually. Each committee is authorized to retain outside advisors.
Board Oversight of Risk Management
Our Board is responsible for overseeing risk management, with a focus on the most significant known and potential risks confronting the organization, including any changes to the business needed to address these risks. We have established an enterprise risk management program that is designed to identify, define, manage, and mitigate risks as appropriate. Management is responsible for the day-to-day risk management and regularly reports to the Board and its committees on risk management matters. The Board reviews the adequacy of the enterprise risk management program and discusses with management appropriate changes to the program. Each of our directors has experience with risk management at the enterprise level.
Each committee of our board also meets with outside advisors (including outside counsel, consultants and experts), as desired by the applicable committee, to oversee risks associated with their respective principal areas of focus. In turn, each committee reports to the board regularly, fostering awareness and communication of significant matters among all directors, and promoting a coordinated and cohesive approach to enterprise risk oversight.
Enterprise risks are identified and prioritized by management through both top-down and bottom-up processes. Management frequently collaborates throughout the year to keep an open dialogue on emerging risks identified from a variety of internal and external sources.

BOARD OF DIRECTORS

Our Board oversees enterprise-level risk, including risks associated with strategy and operations

AUDIT AND FINANCE COMMITTEE

- Integrity of financial statements
- Internal controls
- Disclosure controls and procedures
- Accounting compliance
- Cybersecurity
- Compliance program
- Capital structure and allocation

COMPENSATION, NOMINATING, AND GOVERNANCE COMMITTEE

- Regulatory
- Board organization and membership
- ESG and sustainability
- Diversity
- Succession planning
- Management development
- Executive compensation and retention

MANAGEMENT

Our management administers, reviews, and updates our enterprise risk management program and provides quarterly reviews to our Board

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Process for Selecting Directors
1	Succession Planning
The CNG Committee considers the current and long-term needs of our business and seeks director candidates based on our emerging needs and current Board structure, tenure, skills, diversity, and experience.
2	Identify Qualified and Diverse Candidates
The CNG Committee identifies a pool of qualified and diverse director candidates through a robust search process, which might include an independent search firm.
In accordance with our Board of Directors’ Governance Guidelines, the CNG Committee includes diverse individuals in any director search. Specifically, when identifying new director candidates, the CNG Committee requires that the initial list of candidates, whether generated internally or by a search firm, includes qualified candidates of gender, as well as racial and ethnic, diversity.
In addition, the CNG Committee considers the following qualifications, among others:
•
Experience in mining and mine finance

•
Independence

•
Integrity

•
Broad business judgment and leadership skills

•
Areas of expertise

•
Skills that may fill gaps on the Board

•
Personal qualities and reputation in the business community

•
Ability and willingness to commit adequate time to Board and committee duties

The CNG Committee will consider director candidates recommended by stockholders using the same criteria outlined above. Stockholders should submit their recommendations in writing to our Corporate Secretary in accordance with the advance notice and other provisions of our Bylaws.
3	In-depth Review and Interview Process
Director candidates are interviewed by all members of our board.
4	Decision and Nomination
The CNG Committee recommends, and the full Board approves, nominees who they believe are best qualified to serve the interests of Royal Gold and its stockholders.
5	Election
Director nominees are presented to stockholders for election to a three-year term.
Result:
Board consisting of directors with a range of relevant experience and varying tenures.

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Commitment to Social Responsibility

We believe responsible mining and business practices create sustainable value for all stakeholders. We are committed to good governance, environmental stewardship, human rights, fair labor practices, and employee well-being. We support and respect the cultures and values of the host countries and the indigenous and local communities where we invest.

As a passive investor in mining projects, we do not have direct influence or control over operators or operations at the properties in which we invest. With just 31 employees across four offices in three countries, our direct environmental impact is low. However, as a financing provider for mining projects globally, we believe in applying the principles of social responsibility and environmental stewardship in our business interactions when we can, as summarized below:
ESG Policy	Our Environmental, Social, and Governance Policy sets forth our core commitment to furthering responsible mineral development as a means to create long-term value for our stakeholders. The CNG Committee is responsible for overseeing management’s implementation of this policy.
Role of our CNG Committee in Sustainability and ESG	Under its charter, responsibility for oversight of sustainability and ESG matters is delegated to the CNG Committee. The CNG Committee receives reports on management’s assessment of sustainability and ESG matters and ESG risks at least quarterly. Company ESG reports are reviewed by the CNG Committee and the full Board prior to publication.
Vice President, Investment Stewardship	In 2022, Royal Gold hired a Vice President, Investment Stewardship, our first senior manager dedicated entirely to advancing our ESG practices and policies.
Role of our ESG Committee	The Royal Gold ESG Committee was formalized in 2022. The role of this cross-functional management committee is to ensure Royal Gold’s sustainability and that ESG initiatives are monitored, managed and fulfilled. Actions of the ESG Committee are reported to our Board on a quarterly basis.
World Gold Council Responsible Gold Mining Principles	We are a member of the World Gold Council and participated in the establishment of, and continue to endorse, its Responsible Gold Mining Principles, which promote sustainable gold mining.
ICMM Mining Principles	We endorse the ICMM Mining Principles for sustainable development across the mining and metals industries.
London Bullion Market Association’s Responsible Sourcing Programme	Deliveries of metal under our streaming agreements must meet the LBMA “Good Delivery” standards, which require adherence to the association’s “Responsible Sourcing Programme” designed to combat money laundering, terrorist financing, and human rights abuses in global metals markets.
Operator ESG Commitments	Many of the operators of our producing properties have endorsed or report under at least one international ESG charter, such as the World Gold Council’s Responsible Gold Mining Principles, ICMM Mining Principles, United Nations Global Compact, Global Reporting Institute Standards, IFC Performance Standards on Social and Environmental Sustainability, Extractive Industries Transparency Initiative, and Mining Association of Canada Towards Sustainable Mining.
New Investments	We seek new stream and royalty investment opportunities with responsible operators who maintain appropriate focus on ESG risks at their operations.

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Due Diligence	During our review of new investment opportunities, we conduct robust ESG due diligence, including review of operators’ commitments to and implementation of ESG principles.
Contractual Safeguards	We seek to mitigate ESG risk to our investments through negotiation of appropriate contractual safeguards when possible.
Ongoing Monitoring	We monitor operators’ management of ESG risks on an ongoing basis and, where appropriate, enforce our contractual rights.
Community Commitment	We actively seek opportunities to advance the sustainability initiatives of our operator counterparties with the goal of allowing communities to thrive during and following mining operations. In 2022, Royal Gold contributed a total of $1.1 million to support organizations that serve critical needs in the communities near our corporate offices and to support the initiatives of our operators. For example, we contributed $140,000 to the I-80 Fund established by Nevada Gold Mines to provide low-cost loans to small businesses in local communities, including Lander and Eureka Counties, Nevada, near the Cortez Complex (where we own a number of royalty interests). We also contributed $200,000 to the operator of the Khoemacau mine (in which we own a stream interest) to help complete construction of a medical clinic near the mine in the village of Toteng, Botswana.
Supplier Code of Conduct	We consider our operators to be our primary suppliers. When selecting new investments, we consider whether the operators hold values and promote practices that align with our commitment to ethical behavior, respect for human rights, engagement with local communities and environmental stewardship, as outlined in our Supplier Code of Conduct.
People Policy
We are committed to the well-being of all our employees. Our People Policy and Code of Business Conduct and Ethics promote a safe and healthy workplace and require adherence to legal and ethical standards in our business practices. For each of the past six years, we have recorded a total recordable injury frequency rate of zero for our employees. We also value the organizational strength that comes from a talented and diverse workforce.
Royal Gold desires to create a challenging and supportive work environment, free of discrimination and harassment in any form, including bullying, where individual contributions and teamwork are highly valued.

Diversity & Inclusion Policy
The success of our business depends heavily on the quality and skills of our people. The wide array of perspectives and experiences that are derived from a diverse Board and workforce enhance creativity, productivity, and overall organizational strength. We maintain a Diversity & Inclusion Policy that encourages diversity and inclusion across the organization.
Under our Diversity & Inclusion Policy, the CNG Committee will include diverse individuals in any new director search. Specifically, when identifying new director candidates, the CNG Committee requires that the initial list of candidates, whether generated internally or by a search firm, includes qualified candidates of gender, as well as racial and ethnic, diversity.

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Company and Employee Community Service	We believe in supporting the communities where we live and work. Our annual charitable giving is administered by an internal committee that selects donation targets and recipients in our local communities. Our employees can also take two days of paid leave per year to serve nonprofit organizations of their choosing. We are proud to partner with leading charities in Denver, Luzern, Toronto, and Vancouver that are actively responding to community initiatives with respect to, among other needs, medical supplies, education, homelessness, food security, and elder care.
Anticorruption Policy	Our Anticorruption Policy is designed to ensure that Royal Gold does not receive an improper advantage in its business dealings and maintains accurate books and records. Employees and others working on our behalf are prohibited from offering or giving anything of value to foreign officials or others to obtain an improper benefit.
Executive Compensation Program	Since 2021, we have formally incorporated ESG performance as a measure in our compensation program for our executives and all employees.
ESG Report	Our ESG Report is available on our website and provides details on actions we are taking to achieve a business model and operations that are sustainable into the future.
Cybersecurity	Our Board and Audit Committee receive regular presentations on cybersecurity and information technology from our management as part of their oversight of enterprise-level risks. The Company has a cybersecurity disclosure policy and a cybersecurity incident response plan and maintains cyber insurance. All employees of the Company complete semi-annual cybersecurity training.
Political Contributions	Our Code of Business Conduct and Ethics provides that corporate funds may not be provided to political candidates, entities or organizations without the written consent of our CEO or Chair of our Audit Committee.
Conditional Resignation Policies
Majority Vote
Under our Bylaws and Governance Guidelines, upon election or appointment to our Board and promptly following each annual meeting at which a director is reelected, each director must submit a contingent, irrevocable resignation from the Board. The resignation will become effective only if the director fails to receive the required majority vote at the next annual meeting where the director is standing for election and the Board accepts the resignation. If a nominee does not receive a majority of the votes cast, the CNG Committee will make a recommendation to the Board whether to accept or reject the resignation or whether some other action should be taken.
Age
We do not impose a mandatory retirement age for directors. However, under our Governance Guidelines, a director who has reached the age of 72 must submit an annual letter of resignation from the Board. The resignation will become effective only if accepted by a majority of the disinterested directors. Prior to the CNG Committee meeting in which director nominees were considered for the 2023 Annual Meeting, Mr. Hayes tendered a conditional resignation letter based on this policy. In March 2023, the disinterested directors chose not to accept his resignation after having considered (1) Mr. Hayes’ skills, extensive experience, expertise, leadership, and other attributes; (2) the recommendation of the CNG Committee that Mr. Hayes continue as a director; and (3) the endorsement provided by the holders of approximately 96% of the shares voting for directors at our 2022 Annual Meeting of Stockholders who voted for Mr. Hayes to serve an additional term as a director.

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We do not impose term limits, as we believe they could result in a potential loss of contributions by directors who have developed increasing and valuable insight into our business and operations.
Job Change
Any director who retires from their job or substantially changes their principal occupation or business association must submit a letter of resignation in accordance with our Governance Guidelines. The CNG Committee will review any director resignation letter tendered and determine the continued appropriateness of Board membership under the new circumstances. The resignation will become effective only if accepted by a majority of the disinterested directors of the Board.
Management Succession Planning
We are committed to ensuring that we are continually developing leadership talent within the organization, and our Board is actively engaged in talent management. The Board regularly reviews and discusses our leadership pipeline and succession plans with a focus on executive positions. High-potential leaders are given exposure and visibility to directors through meeting presentations, informal events, and one-on-one meetings.
Stockholder Engagement
We proactively engage with stockholders throughout the year. During 2022 we met with 34 of our current investors owning approximately 30% of our outstanding shares. Our stockholder engagement is focused on dialogue, transparency, and responsiveness. Frequent and transparent communication with stockholders helps provide our Board and senior management with timely and useful feedback on a range of topics. Recent topics of engagement have included our financial performance, investment portfolio, corporate strategy, competitive environment, capital allocation, and ESG matters. Various members of our management team participate in these dialogues at times. Our management team provides quarterly updates to our Board on stockholder engagement and feedback.
In April 2022, we held a virtual Investor Day where members of our management team engaged with a number of our stockholders. In addition to discussing our 2021 performance, we had discussions regarding our sustainability efforts and inaugural ESG Report.
Communication with Directors
Stockholders and other interested parties who wish to communicate with our Board, including our independent Chair of the Board, independent and nonmanagement directors as a group, or any other individual director, may send their communication to our Corporate Secretary at Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202, or corporatesecretary@royalgold.com.
Write to us
Royal Gold, Inc. Attention: Corporate Secretary 1144 15th Street, Suite 2500 Denver, Colorado 80202

Our Corporate Secretary reviews communications to the Board. Communications relating to accounting, auditing, or fraud are forwarded to the Chair of our Audit Committee, and any other communications addressing a legitimate business issue are forwarded to other members of our Board as appropriate.

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Board Structure
Our Board does not have a policy regarding separation of the roles of Chair and CEO. Our Board believes it is in our best interest to make that determination based on circumstances from time to time. Our Board believes that having an independent, non-executive Chair is currently the most appropriate structure. In the Board’s view, its current leadership structure effectively allocates authority, responsibility, and oversight between management and the independent directors. Mr. Hayes has served as our independent Chair since May 2014. If in the future we decide to appoint a non-independent Chair, our Governance Guidelines state that our independent directors will also appoint a lead independent director who will preside at meetings of the independent directors.
Committees of the Board
Our Board has two standing committees: the Audit Committee and the CNG Committee. Each committee is governed by a written charter that is reviewed annually and updated as appropriate to reflect best practices and regulatory or business changes. Each committee also reviews annually its own compliance with its charter. Committee charters are available on our website at www.royalgold.com under “ESG  —  ESG Document Library.”
AUDIT COMMITTEE
COMMITTEE MEMBERS AND HIGHLIGHTS	KEY RESPONSIBILITIES
Jamie Sokalsky, Chair Fabiana Chubbs William Hayes
•
Audit Committee held four meetings during the year ended December 31, 2022

•
Jamie Sokalsky was elected Chair, effective January 1, 2022

•
All members are independent under Nasdaq and SEC rules

•
All members are audit committee financial experts under SEC rules

•
All members satisfy the Nasdaq financial literacy and sophistication requirements

•
Oversees the integrity of our financial statements

•
Oversees compliance with legal and regulatory requirements and corporate policies

•
Appoints, retains, and oversees the independent registered public accountant and evaluates its qualifications, performance, and independence

•
Approves auditing services and any non-audit services to be rendered by the independent registered public accountant

•
Monitors the internal audit process and critical accounting policies

•
Reviews the adequacy of financial and operating controls

•
Oversees our financial strategy, capital structure, and liquidity position

•
Oversees our cybersecurity program

•
Reviews and approves related-person transactions

•
Monitors compliance with our Code of Business Conduct and Ethics

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CNG COMMITTEE
COMMITTEE MEMBERS AND HIGHLIGHTS	KEY RESPONSIBILITIES
Ronald Vance, Chair Sybil Veenman, Chair Elect Kevin McArthur
•
CNG Committee held four meetings during the year ended December 31, 2022

•
Mr. Vance served as Chair from March 2018 through March 2023

•
Ms. Veenman was elected as Chair, effective April 1, 2023

•
All members are independent under Nasdaq and SEC rules, including the enhanced independence rules applicable to compensation committee members

•
Oversees our compensation strategy

•
Reviews and approves the compensation to be paid to executive officers

•
Recommends to the Board compensation to be paid to our nonemployee directors

•
Administers our equity incentive plan

•
Oversees the preparation of our compensation disclosures

•
Identifies and recommends to the Board director nominees

•
Advises the Board on corporate governance matters

•
Reviews our corporate governance policies

•
Oversees sustainability and ESG initiatives

•
Has authority to retain an independent compensation consultant

•
Evaluates compliance with our Stock Ownership Guidelines

•
Establishes a peer group of comparable companies and target competitive position for executive compensation

•
Makes recommendations regarding director and executive succession planning

Board Practices, Processes, and Policies
Meetings and Attendance
Our Board held 11 meetings during the year ended December 31, 2022. Each director attended all of the meetings of the Board and the committee on which he or she served during 2022. It is our policy that directors attend our annual stockholders’ meeting, and all of our directors attended last year’s virtual annual stockholders’ meeting.
Executive Sessions
Our independent and nonemployee directors meet regularly in executive sessions. In addition, the Audit Committee regularly holds executive sessions with our independent registered public accountants. The Audit Committee met in executive session with our independent auditors twice in 2022. Executive sessions are generally held at the beginning or end of each regular meeting.
Board and Committee Assessments
Our Board considers a thorough and constructive assessment process to be critical in properly assessing Board and committee effectiveness. Each year, the CNG Committee oversees assessments of the Board and each committee concerning their structure, role, responsibilities, and performance.

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1	Annual Review
The CNG Committee oversees an annual self-assessment of Board and committee performance and effectiveness.
2	Board Assessment
Our Board’s self-assessment focuses on numerous aspects of corporate governance and performance of the Board’s duties and responsibilities, including, for example, the Board’s culture and interactions with management; the structure, size, competencies, and experience of the Board and its committees; the Board’s effectiveness in guiding strategic direction; succession planning; and the adequacy of agendas, time allotments, and information provided to directors. Our Board may also identify skill gaps and prioritize skills that need to be added during its nomination process.
3	Committee Assessment
Simultaneously with the Board’s self-assessment, committee members assess the performance and effectiveness of the committee on which they serve.
Outcome
Our Board has determined the Board and its committees operated effectively during 2022.
Follow Up
The CNG Committee takes into account the assessment results, and in particular the assessment of directors’ skills and qualifications, when recommending director nominees to stockholders.
Policies and practices of the Board may be updated based on the assessment results. Director suggestions for improvements to the assessment process are incorporated on an ongoing basis.
Director Onboarding and Continuing Education
We conduct a comprehensive onboarding program with incoming directors to introduce them to Royal Gold and our management, business model, corporate strategy, financial condition, corporate organization, and governance practices.
Directors receive information to assist in the performance of their duties as directors and committee members, as applicable, including quarterly updates concerning legal, regulatory, accounting, tax, finance, compliance, and governance developments. We reimburse directors for attendance at external director education programs, membership in director organizations, and subscriptions to publications concerning governance and other relevant matters.
Board Governance Guidelines
Our Board has adopted Governance Guidelines as a general framework to assist the Board in carrying out its responsibilities. The Governance Guidelines are reviewed annually and updated as appropriate for evolving best practices and regulatory developments. The Governance Guidelines are available on our website at www.royalgold.com under “ESG — ESG Document Library.”
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to all employees, including our principal executive officer and our principal financial and accounting officer, as well as to the members of our Board. A copy of our

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Code of Business Conduct and Ethics is available on our website at www.royalgold.com under “ESG — ESG Document Library.” We intend to disclose any changes to or waivers from the Code of Business Conduct and Ethics that are required to be disclosed by posting this information on our website.
Related-person Transactions
In accordance with its charter, the Audit Committee is responsible for reviewing transactions involving Royal Gold and any related persons, as defined under SEC rules. Any transaction with a related person, other than transactions available to all employees generally or involving less than $120,000, must be approved or ratified by the Audit Committee. Related persons include directors, executive officers, greater than 5% beneficial owners, and their family members and associated entities. In determining whether to approve a transaction, the Audit Committee considers all relevant facts and circumstances and takes into account whether the transaction is on terms no less favorable to us than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction would impair the independence of an independent director; and whether the transaction would present an improper conflict of interest for any director or executive officer. No related-person transactions are required to be reported for the year ended December 31, 2022.
Anti-hedging and Anti-pledging Policies
Our Insider Trading Policy prohibits directors, officers, and employees from hedging against their investments in our stock. This helps to ensure alignment between the interest of management and our stockholders generally. Specifically, the policy prohibits any director, officer, or employee from engaging in any of the following activities related to Royal Gold securities, including securities held directly or indirectly by the individual and equity awards received from us as compensation:
•
trading in our securities on a short-term basis; our policy provides that stock purchased on the open market should generally be held for a minimum of six months and ideally longer

•
purchasing or holding our securities on margin

•
short selling our securities

•
buying or selling put or call options or other derivative securities relating to our stock

•
engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards, and exchange funds with respect to our securities

•
participating in investment clubs that invest in our securities

•
placing open orders of longer than three business days or ending after a trading window has closed other than pursuant to a qualified trading plan

•
pledging our securities as security for any obligation

Our Insider Trading Policy is reviewed annually by the CNG Committee and the Board and updated as appropriate. Our Insider Trading Policy is available on our website at www.royalgold.com under “ESG — ESG Document Library.”
Trading Controls
Under our Insider Trading Policy, directors, officers, and employees and certain persons related to them must receive permission from our Corporate Secretary before entering into any transactions in our securities. Generally, trading is permitted only during open trading periods. Insiders may enter into a 10b5-1 trading plan under SEC rules. These trading plans may be entered into only during an open trading period with preapproval from our Corporate Secretary, and as of March 3, 2023, all such plans are subject to a 90-day waiting period before becoming effective.

32	| Proposal 1: Election of Directors | Royal Gold, Inc. 2023 Proxy Statement

Compensation Committee Interlocks and Insider Participation
None of the members of the CNG Committee who served during 2022 is, or has ever been, an officer or employee of Royal Gold or its subsidiaries. In addition, during 2022, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board or the CNG Committee.
Director Compensation
Our director compensation program is designed to reflect current market trends with respect to director compensation. Among other things, our program is designed to provide a significant portion of total compensation in the form of equity to align the interests of directors with the interests of stockholders generally.
The CNG Committee is responsible for evaluating, and recommending to our independent directors, the compensation paid to nonemployee directors. The independent directors consider the CNG Committee’s recommendation and make final determinations on compensation for our nonemployee directors.
We do not have a retirement plan for nonemployee directors. Mr. Heissenbuttel, as our President and CEO, does not receive any additional compensation for his service as a director.
Peer Group Benchmarking
The CNG Committee reviews director compensation annually and retains an independent compensation consultant to benchmark director compensation against our peer group every other year. In March 2022, the CNG Committee relied on market information presented in February 2022 by its independent compensation consultant, Willis Towers Watson (the “Compensation Consultant”), in connection with the CNG Committee’s review of director compensation for 2022. The Compensation Consultant also used this same peer group for evaluating 2022 executive compensation. You can find information about this peer group on page 56. As a result, our peer group for purposes of benchmarking director compensation did not change between the 2021 Transition Period and the year ended December 31, 2022.
The Compensation Consultant provided market information with respect to the amount of director compensation using several methodologies, the forms of compensation used, and stock ownership guidelines for directors.
The review of director compensation found that our director compensation levels were in line with the market, and no change was made to the aggregate annual Board retainer and equity award except that because the directors received full-year value equity awards during the 2021 Transition Period, the directors only received half-year value equity awards in 2022.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 1: Election of Directors |	33

Components of Director Compensation
Taking into account the benchmarking information described above and the recommendations of the Compensation Consultant, the CNG Committee recommended, and our independent directors approved, our 2022 director compensation program, as described below.
Compensation Element for Nonemployee Directors	2022
Annual Board Retainer (1)	$70,000
Board and Committee Meeting Fees (1)	$1,500 / Meeting Attended
Annual Retainer for Board Chair (1)	$115,000
Annual Retainer for Committee Chairs (1)	$25,000
Annual Equity Award (2)(3)	$75,000 target (half-year value for 2022)

1.
Retainers and fees are paid quarterly in cash.

2.
Nonemployee directors received 688 shares of restricted stock (U.S. residents) or restricted stock units (Canadian residents) on March 3, 2022. Half of the shares vested immediately, and the remaining half vested on March 3, 2023, subject to continued service. The number of shares was determined based on the 30-day volume weighted average stock price for the period ended March 2, 2022, which was $109.04.

3.
The CNG Committee has historically made grants to non-employee directors in August. In August 2021, the CNG Committee determined that the August 2021 equity awards for the 2021 Transition Period should be based on full-year equity value, consistent with the approach taken with management. In March 2022, the CNG Committee awarded equity grants for 2022 based on half-year equity value. The CNG Committee determined that the value of the equity award for the year ended December 31, 2022, when combined with the value of the equity award for the 2021 Transition Period, appropriately reflected 18 months of value for each nonemployee director.

2022 Director Compensation
The following table provides information regarding compensation paid to or earned by our nonemployee directors for their services during the year ended December 31, 2022.
Director (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2)(3) ($)	All Other Compensation ($)	Total ($)
William Hayes	207,500	87,163	0	294,663
Fabiana Chubbs	92,500	87,163	0	179,663
Kevin McArthur	92,500	87,163	0	179,663
Jamie Sokalsky	117,500	87,163	0	204,663
Ronald Vance (4)	117,500	87,163	0	204,663
Sybil Veenman (4)	92,500	87,163	0	179,663

1.
Mr. Heissenbuttel’s compensation is shown in the Summary Compensation Table; he does not receive any additional compensation for his service as a director.

2.
Amount represents the grant date fair value of restricted stock or restricted stock units granted during 2022, calculated in accordance with financial statement reporting rules. You can find information about the assumptions used to calculate grant date fair values in Note 9 — STOCK BASED COMPENSATION to our consolidated financial statements in our Annual Report on Form 10-K for the year ended

34	| Proposal 1: Election of Directors | Royal Gold, Inc. 2023 Proxy Statement

December 31, 2022. In accordance with financial statement reporting rules, the grant date fair value for each share of restricted stock or restricted stock unit was $126.69, which was the closing price of our common stock on the March 3, 2022, grant date. The value shown in this table ($87,163) differs from the target value of the award in the previous table ($75,000). For administrative purposes, when the awards were granted, we used the 30-day volume weighted average stock price for the period ended March 2, 2022, which was $109.04, to calculate the number of shares to grant. For purposes of this table, we are required to report the awards at their grant date fair value calculated in accordance with financial statement reporting rules, as described above.
3.
Restricted stock grants to nonemployee directors vest 50% on the date of grant and 50% on the first anniversary of the date of grant. As of December 31, 2022, Mr. Hayes held 344 shares of unvested restricted stock. All other nonemployee directors elected to defer their 2022 equity compensation pursuant to our Deferred Compensation Plan, which is described below. Shares of restricted stock that are deferred have the same vesting restrictions.

4.
Mr. Vance served as Chair of the CNG Committee during all of 2022 and through March 31, 2023. Ms. Veenman was appointed as Chair of the CNG Committee effective April 1, 2023.

Director Deferred Compensation Plan
Our nonemployee directors are eligible to participate in our Deferred Compensation Plan. The plan allows participants to elect to set aside eligible equity compensation in a tax-deferred vehicle for retirement or other life-event purposes. Participants can elect to receive certain income in a future year that would otherwise be paid in the upcoming year. These amounts are not subject to federal income tax at the time of contribution to the plan. The plan is intended to promote director retention by providing a long-term savings opportunity on a tax-efficient basis. Five of our six nonemployee directors elected to defer their 2022 equity awards. For the number of restricted stock awards or restricted stock units the vesting of which is deferred by each director under our Deferred Compensation Plan, see “Stock Ownership Information.”
Expenses
We reimburse nonemployee directors for their out-of-pocket travel, lodging, and meal expenses incurred in connection with their travel in service to our Board.
Director Stock Ownership Guidelines
We expect our nonemployee directors to have a significant long-term financial interest in Royal Gold. To encourage alignment with the interests of stockholders, each nonemployee director is required to own shares of our common stock equal in value to $600,000 within five years from the date of their first equity grant. Nonemployee directors are required to hold 50% of the shares acquired pursuant to any equity grant until they meet their ownership target. If there is a significant decline in Royal Gold’s stock price that causes a director’s holdings to fall below the applicable threshold, the director will not be required to purchase additional shares to meet the threshold but must refrain from selling shares until the threshold has again been achieved. Directors are also prohibited from hedging against their investments in our stock or pledging their shares.
Compliance is evaluated as of December 31 of each year using the 30-day volume weighted average stock price for the period ending on December 31 of such year. For purposes of determining compliance with these guidelines, the value of an individual’s holdings will be based upon the higher of  (1) the cost of acquisition or value at the time of grant or (2) the market value on the date of determination. As of December 31, 2022, all nonemployee directors exceeded their ownership guidelines or were within their five-year phase-in period.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 1: Election of Directors |	35

Director	Guideline Value	Actual Value of Stock Owned*
William Hayes	$600,000	$1,184,587
Fabiana Chubbs**	$600,000	$218,610
Kevin McArthur	$600,000	$2,102,594
Jamie Sokalsky	$600,000	$1,921,721
Ronald Vance	$600,000	$1,736,227
Sybil Veenman	$600,000	$1,077,867

*
Actual values were calculated using the 30-day volume weighted average stock price as of December 31, 2022, of  $110.02 per share, per the revised Stock Ownership Guidelines.

**
Ms. Chubbs became a director on November 18, 2020 and received her first equity grant on August 24, 2021. She has until August 24, 2026, to meet our stock ownership guidelines.

36	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Proposal 2:
Executive Compensation

Our Board recommends that our stockholders vote FOR approval of the advisory resolution on executive compensation.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	37

Proposal 2 — Executive Compensation
We are seeking stockholder approval of an advisory resolution on the compensation of our NEOs as described in the Compensation Discussion and Analysis, compensation tables, and related narrative discussion included in this proxy statement.
This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express a view on our 2022 executive compensation policies and practices and the compensation paid to our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation policies and practices relating to our NEOs as described in this proxy statement. Because your vote is advisory, it will not be binding on the Board. However, as they have done in prior years, the Board and CNG Committee will consider the outcome of the say-on-pay vote when considering future compensation arrangements.
At our 2017 annual meeting, stockholders approved, on an advisory basis, holding the say-on-pay votes annually, and our Board adopted a practice of providing for an annual say-on-pay vote. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires, at least once every six years, that we solicit the preference of our stockholders for conducting the say-on-pay vote — every year, every two years, or every three years. Accordingly, in addition to providing an advisory vote on the say-on-pay proposal, stockholders are being asked to provide an advisory vote on the frequency of future say-on-pay votes at our 2023 annual meeting. See Proposal 3 — Advisory Vote on the Frequency of the Say on Pay Vote below.
Recommendation
Our Board unanimously recommends a “FOR” vote regarding our executive compensation because our Board believes that our compensation policies and practices are effective in achieving our compensation goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth, and linking management interests with stockholder interests.
Key elements of our 2022 executive compensation are described beginning on page 46.
Stockholders are asked to approve the following advisory resolution:
RESOLVED, that the compensation paid to Royal Gold’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.
Vote Required for Approval
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve this proposal.

38	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Compensation, Nominating, and Governance Committee Report

The Compensation, Nominating, and Governance Committee of the Board of Directors has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation, Nominating, and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Royal Gold’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Board of Directors has approved that recommendation.

This report is provided by the following independent directors, who comprise the Compensation, Nominating, and Governance Committee:
Ronald Vance, Chair	Sybil Veenman	Kevin McArthur
Compensation Discussion and Analysis
Compensation Summary
The CNG Committee reviews executive compensation annually and retains an independent compensation consultant to benchmark executive compensation against our peer group every other year.
Program Modifications
The CNG Committee’s compensation decisions in March 2022 were consistent with compensation program modifications implemented in August 2021, which were designed to simplify the program and align it with stockholder expectations and competitive market practices, including the following:
•
included a short-term incentive performance measure for ESG;

•
kept a simplified long-term incentive program with two different types of equity awards — restricted stock and performance awards;

•
granted no performance shares with performance measurement periods of less than three years — performance shares granted in 2022 vest at the end of three years subject to our relative TSR and the executive’s continued service;

•
granted restricted stock with vesting on the first, second and third anniversaries;

•
allowed for an appropriate level of CNG Committee oversight in measuring performance under short-term incentive measures tied to ESG and business integrity/risk mitigation;

Target Total Direct Compensation
The CNG Committee is of the view that target total direct compensation should generally be set within 15% of median of our peer group companies based on an executive’s level of experience. For our three U.S.-based executives, Messrs. Heissenbuttel, Libner, and Shefman, who were appointed to their current roles in January 2020, the CNG Committee took an incremental approach to market adjustments to their salaries in August 2020, August 2021 and March 2022 so that their total direct compensation would generally approach the median over the three-year period after their appointment. Equity awards were targeted more closely to the median compensation of our peers.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	39

Equity Values
In March 2022, the CNG Committee made 2022 equity grants based on half-year target equity values consistent with the CNG Committee’s plans in August 2021. In August 2021, the CNG Committee made equity grants for the 2021 Transition Period based on full-year target equity values and planned to make the 2022 equity grants in March 2022 based on half-year target equity values. The CNG Committee determined that awards for 2022, when combined with the awards during the six-month 2021 Transition Period, appropriately reflected 18 months of value to reward and incentivized long-term performance directly aligned with stockholder interests.

Executive Officers
Our executive officers are as follows:
Name	Year Joined Royal Gold	Title
William Heissenbuttel	2006	President and Chief Executive Officer
Mark Isto	2015	Executive Vice President and Chief Operating Officer, Royal Gold Corporation
Dan Breeze	2019	Vice President Corporate Development, RGLD Gold AG
Paul Libner	2004	Chief Financial Officer and Treasurer
Randy Shefman	2011	Vice President and General Counsel
Laura Gill	2022	Vice President, Corporate Secretary and Chief Compliance Officer
Below is biographical information about our executive officers.

William Heissenbuttel, 57
President and Chief Executive Officer

Mr. Heissenbuttel has more than 35 years of corporate finance experience, including almost 30 years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel was appointed our President and Chief Executive Officer and a Class I director, effective January 2020. Previously, he served as our Chief Financial Officer and Vice President Strategy from June 2018 to January 2020, Vice President Corporate Development from 2007 to June 2018, Vice President Operations from 2015 to June 2016, and Manager Corporate Development from 2006 to 2007.
Prior to joining Royal Gold, Mr. Heissenbuttel served as Senior Vice President from 2000 to 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc. From 1994 to 1999, he served as Vice President and then Group Vice President at ABN AMRO Bank N.V. From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover.
Mr. Heissenbuttel holds a Master of Business Administration degree from the University of Chicago and a Bachelor of Arts degree from Northwestern University.

40	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Mark Isto, 63
Executive Vice President and Chief Operating Officer, Royal Gold Corporation

Mr. Isto has 40 years of experience in mining engineering, mine management, and project development in the U.S. and globally. Mr. Isto has served as our Executive Vice President and Chief Operating Officer since January 2020. Previously, he served as our Vice President, Operations, from June 2016 to January 2020 and Executive Director, Project Evaluation, for our wholly owned subsidiary, RGLD Gold (Canada) Inc., from 2015 to June 2016. Mr. Isto has served as a director of Tri-Star Gold Inc. (TSX-V: TSG) since February 2021.
Prior to joining Royal Gold, Mr. Isto served as Vice President Operations for First Nickel Inc. from 2012 to 2014 and served in Vice President and Senior Vice President roles in the Projects Group at Kinross Gold Corp. from 2006 to 2012. Mr. Isto also served as Mine General Manager of Golden Sunlight Mines, Inc. (Placer Dome America) from 2004 to 2006 and previously held numerous other management positions in Placer Dome’s global operations, including Chief Engineer, Mine Superintendent, Project Director, and Senior Advisor over nearly 25 years with Placer Dome.
Mr. Isto holds a Master of Business Administration degree in Business Administration from the University of Nevada — Reno and a Bachelor of Science degree in Mining Engineering from Montana College of Mineral Science and Technology.

Daniel Breeze, 50
Vice President Corporate Development, RGLD Gold AG

Mr. Breeze has more than 25 years of technical and commercial experience across international markets. Mr. Breeze has served as Vice President Corporate Development of our wholly owned subsidiary, RGLD Gold AG, since January 2019 and is a member of the Board of Directors of RGLD Gold AG.
Before joining Royal Gold, Mr. Breeze worked for Bank of Montreal from 2010 to December 2018, serving most recently as Managing Director, Equities, for BMO Capital Markets, based in Zürich, Switzerland, where he was focused primarily on the mining sector. Previously, Mr. Breeze was a member of the Equities Group at UBS Investment Bank where he worked extensively with North American and European mining companies across the commodity spectrum. Prior to his banking career, Mr. Breeze was a member of the geotechnical and mining team at Golder Associates.
Mr. Breeze holds Master of Engineering and Master of Business Administration degrees from the University of Toronto and a Bachelor of Science degree in Civil Engineering from the University of Manitoba. Mr. Breeze is also a registered Professional Engineer.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	41

Paul Libner, 49
Chief Financial Officer and Treasurer

Mr. Libner has more than 26 years of finance and accounting experience. Mr. Libner has served as our Chief Financial Officer and Treasurer since January 2020. Previously, he served as our Controller and Treasurer from June 2018 to January 2020 and Controller from 2004 to May 2018.
Mr. Libner began his career with Ernst & Young where he provided audit and business advisory services, primarily for the financial services and healthcare industries, and later held various finance and accounting roles within the financial services industry.
Mr. Libner holds a Bachelor of Science degree and Master of Accountancy degree from the University of Denver.

Randy Shefman, 50
Vice President and General Counsel

Mr. Shefman has more than 23 years of legal experience in international transactions across the mining, oil and gas, and power sectors. He joined Royal Gold in 2011 as Associate General Counsel and served in that capacity until his appointment as Vice President and General Counsel in January 2020.
Prior to Royal Gold, Mr. Shefman was in private legal practice with regional and international law firms, including LeBouef Lamb Greene & MacRae, Holland & Hart, and Hogan Lovells.
Mr. Shefman holds an LL.M. degree in Environmental and Natural Resources Law and Policy from the University of Denver, a J.D. degree from the University of Colorado, and a Bachelor of Arts degree in history from the University of Michigan.

42	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Laura Gill, 58
Vice President, Corporate Secretary and Chief Compliance Officer

Ms. Gill has more than 30 years of legal experience in corporate governance, securities law compliance, corporate finance, and mergers and acquisitions. She joined Royal Gold in February 2022.
Prior to Royal Gold, Ms. Gill was Associate General Counsel for Nutrien Ag Solutions from May 2020 to March 2021, and a corporate attorney in private practice with Davis Graham & Stubbs, LLP from August 1993 to May 2020.
Ms. Gill holds a J.D. degree from the University of Texas School of Law and a Bachelor of Business Administration, Accounting, degree from Texas A&M University. Ms. Gill also studied at the Centre for Commercial Law Studies, Queen Mary University of London.
2022 Performance
Royal Gold has a long history of managing our business around a simple set of strategic goals that include acquiring high quality and long-lived assets in safe jurisdictions, funding our growth with limited equity dilution, maintaining a strong balance sheet and liquidity, and increasing our return to stockholders. In 2022, we achieved all of those goals.
$603M Strong financial performance with revenue of $603.2 million, operating cash flow of $417.3 million, and earnings of $239.0 million.

$92M
$91.9 million returned to stockholders as dividends during 2022, and our dividend per share increased for the 22nd consecutive year. This history of dividend payment and growth was recognized with the inclusion of Royal Gold in the S&P High Yield Dividend Aristocrats Index in early 2022.

335,100 GEOs* Robust production volume of 335,100 GEOs* for 2022
$547M Maintained available liquidity of $547 million as of December 31, 2022, representing approximately $122 million in working capital and $425 million available under our revolving credit facility.

$922M
Invested $922 million in new and existing royalties and streams that we believe will provide significant growth potential over the coming years, including the acquisition of two royalties on the world-class Cortez Complex in Nevada and a royalty on the emerging Great Bear project in Ontario and the increase in the stream rate at the Khoemacau mine in Botswana from 90% to 100% of payable silver.

*
Gold equivalent ounces or “GEOs” are calculated as Royal Gold’s total revenue for 2022 of  $603.2 million divided by the average LBMA PM gold fixing price for 2022 of US$1,800 per ounce.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	43

Performance Measures Tied to Strategy
Our executives are responsible for driving corporate performance. Because of this, we design our executive compensation program so that it strongly correlates to our corporate performance. We use many of the same performance measures for our compensation programs as we use to chart corporate strategy and evaluate our success in achieving that strategy.
Key Performance Measure	Description	Strategic Link	Element of Compensation
Net GEO Production (1)	Net GEO Production (holding metal price constant) vs. budget	Gold-focused portfolio; capital deployment; growth	Short-term incentive
Expense Control — Adjusted Cash G&A Expense (2)	Measures management’s ability to manage our business in a cost-efficient manner	Financial flexibility and discipline
Net GEOs in Reserves and M&I Resources (3)	GEOs calculated using budgeted metal prices. Reserves and resources measured at the end of 2022	Gold-focused portfolio; capital deployment; growth
ESG Achievements	Measures management’s ability to implement and maintain sound ESG practices that support the long-term sustainability of our business	Sustainability
Business Integrity	Measures sufficiency of liquidity; effectiveness of internal financial controls; effectiveness of cyber risk prevention; and portfolio health and asset valuation	Financial flexibility and discipline; portfolio management
Individual Performance	Measures progress on management development, ESG initiatives, succession planning, and other established performance metrics.
TSR Relative to a subset of VanEck Vectors Gold Miners Exchange Traded Fund (GDX) Constituents	Measures the value created for our stockholders as compared to others in our industry	Stockholder returns	Performance shares

1.
Net GEO Production equals (a) our revenue less cost of sales, adjusted to keep metal prices constant at budgeted metal prices, divided by (b) the budgeted gold price.

2.
Adjusted Cash G&A Expense equals our G&A expense less (a) non-cash employee stock compensation expense, (b) litigation expenses, and (c) other extraordinary items, if any.

3.
Net GEO Reserves and M&I Resources equals the sum of our estimated mineral reserves and mineral resources (for producing and development properties only), net of our cost of sales, divided by the budgeted gold price. Our mineral reserves and mineral resources and our cost of sales are adjusted to keep metal prices constant at budgeted metal prices.

44	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Compensation Best Practices
Our executive compensation program is designed to align with governance best practices and the long-term interests of our stockholders. We believe these best practices, some of which are in response to feedback from our stockholders, were key to receiving voter support of 95% for our executive compensation program at our annual meeting of stockholders held in May 2022.
95%
Approval of our executive compensation at last year’s annual meeting

The following are representative practices that we do and do not employ:
What We Do

•
Pay for performance with a large portion of our CEO’s and other NEOs’ total direct compensation representing variable or at-risk compensation

•
Use multiple, challenging performance measures tied to our strategic objectives for our short-term incentive program

•
Incorporate ESG performance as a measure in our short-term incentive program

•
Apply a performance measure linked to relative TSR to all performance shares, with performance shares representing half of long-term incentive award values

•
Establish target and maximum awards in short- and long-term incentive programs

•
Use a formulaic scorecard to determine objective short-term incentives and CNG Committee approval for other short-term incentives

•
Use a mix of restricted shares and performance shares under our long-term incentive program intended to motivate performance over multiple time horizons and balance the overall risk-reward relationship

•
Use a peer group of gold-focused companies to benchmark performance and compensation levels

•
Target NEO compensation at or near the median of our peer group while also taking into account experience, tenure and performance

•
Require executive officers to meet robust stock ownership guidelines to align their interests with the interests of our other stockholders

•
Apply double-trigger vesting for equity awards in a change of control

•
Engage with stockholders on a variety of topics, including ESG and diversity

•
Regularly monitor our executive compensation program to assess and mitigate compensation-related risks

•
Maintain independence of the CNG Committee and engage an independent compensation consultant that reports directly to the CNG Committee

•
Subject all cash and equity-based incentive compensation to claw back

What We Do Not Do

•
Guarantee salary increases, annual short-term incentive payments, or long-term incentive opportunities

•
Provide excessive perquisites

•
Permit repricing of stock options without stockholder approval

•
Provide excise tax gross-ups, including for change-of-control payments

•
Permit executive officers to hedge or pledge our stock

•
Maintain a defined benefit pension plan or any special executive retirement plans

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	45

Compensation Philosophy and Objectives
The CNG Committee sets and administers our executive compensation philosophy, objectives, and design. Our fundamental compensation philosophy is to recruit, retain, and reward high-performing individuals who will bring value to Royal Gold in a variety of ways:
1	Drive growth and profitability	2	Increase long-term value for our stockholders	3	Manage Royal Gold in a responsible and sustainable manner and in the best interests of stockholders, employees, and other stakeholders	4	Maintain our reputation for management excellence and financial performance

When designing executive compensation, the CNG Committee seeks to achieve the following objectives:
•
Attract and retain the highest caliber personnel on a long-term basis

•
Align management’s interests with the advancement of long-term, sustainable stockholder value

•
Provide incentive compensation based on company performance on key financial, operational, and strategic goals

•
Encourage creativity and innovation

•
Discourage excessive risk-taking behavior

46	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Elements of Total Direct Compensation
Our executive compensation program consists of base salary, a short-term cash incentive, long-term equity incentive awards, and modest fixed benefits. The CNG Committee is of the view that total direct compensation should generally be set within 15% of the median of our peer group based on level of experience. The majority of target compensation is performance-based and not guaranteed. We also emphasize long-term equity to better align our executive officers’ interests with our stockholders’ interests.
ELEMENT	TYPE	OBJECTIVE OF COMPENSATION ELEMENT
Base Salary	FIXED
•
Provides fixed compensation based on an individual’s skills, experience and proficiency, market competitive data, and the relative value of the individual’s role within the Company

•
Attracts and retains executive talent and helps the Company remain competitive in our industry

Short-term Incentive Awards	VARIABLE
•
Rewards annual Company performance

•
Aligns participants’ compensation with short-term financial and operational objectives specific to each calendar year

•
Motivates participants to meet or exceed internal and external performance expectations

•
Recognizes individual contributions to the Company’s results

Long-term Incentive Awards — Restricted — Shares — Performance — Shares	VARIABLE
•
Rewards long-term performance, directly aligned with stockholder interests

•
Provides a strong performance-based equity component

•
Recognizes and rewards share performance relative to industry peers through performance shares based on relative TSR performance

•
Aligns compensation with sustained long-term value creation

•
Allows executives to acquire a meaningful and sustained ownership stake

•
Fosters executive retention by vesting awards over multiple years

Base Salary
Base salary is the fixed cash amount paid to an executive to perform his or her job duties. The CNG Committee reviews base salaries annually and retains an independent compensation consultant to benchmark salaries and other elements of compensation against our peer group every other year. When setting 2022 executive compensation in March 2022, the CNG Committee relied on market information presented in May 2021 by its independent compensation consultant, Willis Towers Watson (referred to in this discussion as the Compensation Consultant). The CNG Committee also takes into account the recommendations of Mr. Heissenbuttel, our CEO, with respect to salary adjustments for executives who report to him.
In general, base salaries are targeted at or near the median of our peer group, while also taking into account level of experience and performance. For our three U.S.-based executives, Messrs. Heissenbuttel, Libner, and Shefman, who were appointed to their current roles in January 2020, the CNG Committee has taken an incremental approach to market adjustments to their salaries so that their total direct compensation would generally approach median over the three-year period after their appointment.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	47

Messrs. Isto and Breeze are paid in Canadian dollars and Swiss francs, respectively. You can find information about our methodology for converting their base salaries into U.S. dollars in the Summary Compensation Table beginning on page 61.
Named Executive Officer Base Salaries
Name	Title	Base Salary at the End of 2021 Transition Period	Base Salary for 2022	Market Adjustment
William Heissenbuttel	President and CEO	$ 750,000	$ 777,000	3.6%
Mark Isto (1)	EVP and COO, Royal Gold Corporation	C$ 685,000	C$ 703,000	2.6%
Daniel Breeze (2)	VP Corporate Development, RGLD Gold AG	CHF410,000	CHF413,000	0.7%
Paul Libner	CFO and Treasurer	$ 375,000	$ 388,500	3.6%
Randy Shefman	VP and General Counsel	$ 375,000	$ 388,500	3.6%

(1)
Mr. Isto’s cash compensation is paid in Canadian dollars. The amounts in U.S. dollars equivalent as of December 31, 2021, and December 31, 2022, are $544,000 and $558,300, respectively. See the footnotes to the Summary Compensation Table for more information.

(2)
Mr. Breeze’s cash compensation is paid in Swiss francs. The amounts in U.S. dollars equivalent as of December 31, 2021, and December 31, 2022, are $445,300 and $432,800, respectively. See the footnotes to the Summary Compensation Table for more information.

Short-Term Incentive Awards and Additional Bonuses
Short-Term Incentive Program
The CNG Committee uses a formulaic scorecard that sets predetermined financial, operational, strategic, ESG, business integrity, and individual performance measures for determining awards of short-term incentives. These performance measures may be objective or subjective, depending on the nature of the measure. For example, measures tied to financial metrics are objective, while measures tied to ESG, business integrity and individual performance allow for judgment on the part of the CNG Committee. Our CNG Committee continues to believe that the short-term incentive program should have non-financial, non-formulaic elements that allow for positive or negative compensation adjustment based on qualitative performance assessments.
The CNG Committee believes the scorecard is transparent, uses measures that are understood by our executives and stockholders, and aligns executive pay with our performance.
In March 2022, the CNG Committee established a short-term incentive target for each executive based on a percentage of the executive’s salary for 2022. The short-term incentive targets of 100% of base salary (the midpoint of the range of 75% to 125%) for Mr. Heissenbuttel and 75% of base salary (the midpoint of the range of 60% to 90%) for other NEOs were consistent with the targets set in prior fiscal years, and were considered by the CNG Committee, based on the market survey provided by the Compensation Consultant, to be competitive with our peers.
The CNG Committee also approved various performance measures tied to corporate and individual performance and established threshold, target, and maximum performance goals for each objective measure. As part of its 2022 review of our overall executive compensation program, the CNG Committee applied its previously approved program modifications designed to integrate new short-term incentive performance measures for ESG and business integrity, to simplify the long-term incentive program, and to remove overlap between the short- and long-term incentive programs.
Payout under our short-term incentive program can range from zero if no threshold goals are achieved to 200% of an executive’s short-term incentive target if each maximum goal was achieved. In general, the CNG Committee sets performance goals based on the following guideposts:

48	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

THRESHOLD	TARGET	MAXIMUM
performance goals should be set to the minimum acceptable performance level, below which performance is not worthy of variable compensation	performance goals should generally be consistent with our annual budget and strategic plan, but should be challenging to achieve	performance goals should be set to require a significant effort to achieve; they are exemplary performance levels that exceed targets and are worthy of payout up to a maximum 200% of target
Short-Term Incentive Scorecard Actual
Our 2022 short-term incentive program consisted of five categories of goals that were key to our continued success. These goals are summarized in the table below. In March 2023, the CNG Committee evaluated our corporate performance against each preestablished performance measure.
Performance Measure	Weight	Threshold (0% payout)	Target (100% payout)	Maximum (200% payout)	% of Target Achieved
Net GEO Production (1) as compared to budget holding metal prices constant	18.75%	20% below budget	At budget	20% over budget	109%
Adjusted Cash G&A Expense (2) as compared to budget	15.0%	10% above budget	At budget	20% below budget	130%
Net GEOs in Reserves and M&I Resources (3) compared to budget using budgeted metal prices	15.0%	10% below budget	At budget	10% above budget	200%
ESG Achievements to support the long-term sustainability of our business	18.75%	CNG Committee assessment			100%
Business Integrity including sufficiency of liquidity for new investments, effectiveness of internal financial controls and cyber risk prevention, and portfolio health and asset valuation	7.5%	CNG Committee assessment			85%
Individual performance against preestablished goals	25%	CNG Committee and CEO assessment of individual performance			Varies (see table below)
Total	100%

1.
Net GEO Production equals (a) our revenue less cost of sales, adjusted to keep metal prices constant at budgeted metal prices, divided by (b) the budgeted gold price. Budgeted metal prices for 2022 were $1,800 per ounce for gold, $22.50 per ounce for silver and $4.25 per pound for copper. For 2022, our Net GEO Production was 283,344 and was calculated as our revenue of  $603.2 million less our cost of sales of  $94.6 million, adjusted to keep metal prices constant, and divided by the budgeted metal price of  $1,800 per ounce of gold.

2.
Adjusted Cash G&A equals our G&A expense less (a) non-cash employee stock compensation expense, (b) litigation expenses, and (c) other extraordinary items, if any. For 2022, Adjusted Cash G&A was $25.6 million and was calculated as follows: G&A of  $34.6 million, less (x) non-cash employee stock compensation expense of  $8.4 million and (y) litigation expense $0.6 million.

3.
Net GEO Reserves and M&I Resources equals the sum of the Company’s estimated mineral reserves and mineral resources (for producing and development properties only) as of November 30, 2022, net of our cost of sales, divided by budgeted metal price of  $1,800 per ounce for gold. Our mineral reserves and mineral resources and our cost of sales are adjusted to keep metal prices constant at budgeted metal prices of  $1,800 per ounce for gold, $22.50 per ounce for silver, and $4.25 per pound for copper. For 2022, the Company recognized 8,355,140 actual net GEOs in reserves and M&I resources from producing and development properties, compared to budgeted net GEOs in reserves and M&I resources of 7,589,861.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	49

Short-Term Incentive Award Assessments
In March 2023, our CNG Committee determined payouts for our NEOs under our short-term incentive program based on the Company’s performance and individual performance. In assessing Royal Gold’s performance, the CNG Committee determined that our performance exceeded target on the following metrics: (1) Net GEO Production exceeded target, resulting in a payout of 109% of target; (2) Expense Control/Adjusted Cash G&A exceeded target, resulting in a payout of 130% of target; and (3) Net GEOs in Reserves and M&I Resources exceeded target, resulting in a payout of 200% of target.
With respect to the ESG Achievements metric to support the long-term sustainability of our business, the CNG Committee recognized performance at target for 2022. The CNG Committee acknowledged the issuance of our inaugural ESG Report and management’s proactive solicitation of feedback; significant advancement of work on TCFD disclosures; support for the promotion of women and minorities within the industry through the establishment of scholarships focused on increasing diversity at U.S. mining schools; and the maintenance of carbon neutrality with respect to emissions associated with the Company’s direct corporate operations. The CNG Committee approved a payout of 100% of target on the ESG Achievements metric.
With respect to the Business Integrity metric, the CNG Committee assesses items such as the sufficiency of liquidity for new investments; the effectiveness of internal financial controls and cyber risk prevention; and portfolio health and asset valuation. For 2022, the CNG Committee recognized performance at slightly below target. The CNG Committee recognized that the Company had maintained sufficient liquidity to fund 2022 acquisitions, to grow our annual dividend, and to help service debt; and had taken steps to reduce cyber risks. While the CNG Committee believes the health of the Company’s stream and royalty portfolio is strong and views the royalty acquisitions completed in 2022 as world class, the CNG Committee noted, however, that the Company recognized an impairment loss of  $4.3 million on the carrying value of a non-principal royalty. As a result, the CNG Committee approved a payout of 85% of target on the Business Integrity metric.
The CNG Committee evaluated Mr. Heissenbuttel’s performance against his individual performance measures. The CNG Committee and Mr. Heissenbuttel evaluated the performance of our other NEOs against their individual performance measures. Individual performance goals for Mr. Heissenbuttel related to corporate strategy, stockholder engagement, expanded ESG efforts, employee health and safety, and succession planning. Individual performance goals for the other NEOs covered specific tasks relating to their areas of responsibility and covered topics such as asset management, business development efforts, expanded ESG efforts, or cost reductions, depending on the NEO.
The following tables show the payouts for the year ended December 31, 2022, for our NEOs.
Performance Versus Pre-established Performance Measures
Performance Measure	% of Target Achieved	Weight	Heissenbuttel	Isto	Breeze	Libner	Shefman
Net GEO Production	109%	18.75%	20.4%	20.4%	20.4%	20.4%	20.4%
Adjusted Cash G&A Expense	130%	15.0%	19.5%	19.5%	19.5%	19.5%	19.5%
Net GEOs in Reserves and M&I Resources	200%	15.0%	30.0%	30.0%	30.0%	30.0%	30.0%
ESG Achievements	100%	18.75%	18.8%	18.8%	18.8%	18.8%	18.8%
Business Integrity	85%	7.5%	6.4%	6.4%	6.4%	6.4%	6.4%
Individual Performance	varies	25.0%	27.0%	28.0%	27.8%	27.0%	27.0%
Individual Score			122.1%	123.1%	122.9%	122.1%	122.1%

50	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Short-Term Incentive Awards Made for 2022
Measure for 2022	Heissenbuttel	Isto	Breeze	Libner	Shefman
Target	$777,000	$405,375*	$324,600	$291,375	$291,375
Individual Score	122.1%	123.1%	122.9%	122.1%	122.1%
Actual Short-Term Incentive	$949,000	$498,951	$399,288	$356,000	$356,000

*
Mr. Isto’s target bonus is based on an average 2022 conversion rate of one Canadian dollar to 0.77 US dollars, and Mr. Breeze’s target bonus is based on an average 2022 conversion rate of one Swiss franc to 1.1 US dollars.

Long-Term Incentive Awards
Program Design
Long-term incentive compensation is designed to encourage executives to manage our business for the long term by delivering a significant portion of each executive’s potential total direct compensation at a future date.
Awards during 2022 were consistent with compensation program modifications implemented in August 2021 by our CNG Committee, following the recommendations of our Compensation Consultant, designed to simplify our long-term incentive program in a way that aligns with stockholder expectations and competitive market practices and to remove overlap between the performance measures under our short- and long-term incentive programs.
Types of Awards
Grants of annual long-term incentive awards for executives for 2022 were split equally between restricted shares and TSR performance shares.
Restricted Shares
Awards of restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) focus on retention by securing the long-term commitment of our executives. RSAs and RSUs granted in March 2022 vest ratably over three years. In August 2021, the CNG Committee changed the vesting schedule for restricted stock grants from vesting on the third, fourth and fifth anniversaries of the date of grant to vesting on the first, second and third anniversaries, as the delayed ratable vesting was not consistent with market practices. Our U.S.-based executives receive RSAs, and our executives based in Canada and Switzerland receive RSUs. RSAs are treated as issued and outstanding shares of common stock with voting and dividend rights. RSUs are not issued and outstanding shares upon which the grantee may vote or receive dividends; however, grantees are entitled to a cash payment (or dividend equivalent) in the amount of declared dividends at the time dividends are paid.
Performance Shares
Performance shares are intended to incentivize the achievement of long-term share price appreciation. Performance shares vest after three years only if we achieve a TSR compared to the TSRs of certain enumerated GDX constituents between defined threshold and maximum levels over that three-year period. No performance shares vest if the threshold goal is not met. Performance shares vest by linear interpolation within a range from zero shares if the threshold goal is met, to 100% if the target goal is met, and then to 200% if the maximum goal is met or exceeded. For all performance shares, the grantee must be in continuous service from the grant date through any vesting date to receive any shares. If the performance goals are not achieved during this period, the shares expire unvested.

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Performance shares are not issued and outstanding shares upon which the grantee may vote or receive dividends. Performance shares vest only if the CNG Committee determines that the underlying performance goals are met and the service condition is satisfied. Vested performance shares are settled in shares of our common stock.
In August 2021, the CNG Committee eliminated performance measurement periods of less than three years for performance shares. Performance shares granted in 2022 vest at the end of three years subject to our relative TSR and the executive’s continued service.
Our TSR performance group is a customized group of companies comparable to Royal Gold with respect to geography (TSR group is limited to North American companies), capitalization (TSR group includes companies with over a $1.5 billion market capitalization, with two exceptions for 2022), and a gold focus. See “Peer Group Used for Compensation Benchmarking” on page 56. For 2022, our CNG Committee revised the TSR performance peer group to remove both Kirkland Lake Gold Ltd. and Pretium Resources Inc. (as both were acquired) and to add Wesdome Gold Mines Ltd.
Value of Awards Granted
The CNG Committee, informed by market information presented in May 2021 by the Compensation Consultant, set equity award values for executives in March 2022 taking into account the following factors:
•
The CNG Committee generally sets the value of long-term equity awards at 225%-300% of base salary for our CEO and at 125%-200% of base salary for other NEOs and at an amount that results in targeted total direct compensation within 15% of the median of our peers, depending on the NEO’s experience.

•
As a result of the CNG Committee granting full-year target equity values in August 2021 for the six-month 2021 Transition Period, the CNG Committee awarded half-year target equity values for equity grants in March 2022 for the year ended December 31, 2022. In August 2021, the Board approved the change to the Company’s fiscal year end and the CNG Committee determined that target awards for the year ended December 31, 2022, when combined with the target awards granted during the six-month transition period ended December 31, 2021, would appropriately reflect 18 months of value to reward and incentivize long-term performance directly aligned with stockholder interests. The CNG Committee returned to granting full-year equity awards in 2023 and plans to grant full-year target equity values in the future.

Name	Target Value of 2021 Transition Period Equity Grants Granted: 8/24/21 (1)	Target Value of 2022 Equity Grants Granted: 3/3/2022 (2)	Percentage Change (3)
Heissenbuttel	$2,250,000	$1,020,000	(55)%
Isto	$913,000	$454,000	(50)%
Breeze	$736,000	$364,000	(51)%
Libner	$750,000	$316,000	(58)%
Shefman	$750,000	$316,000	(58)%

1.
Reflects full-year target value of grants made for the six-month 2021 Transition Period.

2.
Reflects half-year target value grants made for 2022.

3.
If the half-year target grants made for 2022 had been made at full-year target values, the percentage changes would have been as follows: Heissenbuttel — (9)%; Isto — (1)%; Breeze — (1)%; Libner — (16)%; and Shefman — (16)%. Equity grants on an annualized basis were lower because the CNG Committee made larger equity grants the previous year to balance out the incremental approach to salary increases.

52	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Vesting of Previously Granted Awards
Performance shares granted in August 2021 and March 2022 vest based on three-year performance periods ending June 30, 2024, and December 31, 2024, respectively. Performance shares granted in August 2021 or March 2022 remained outstanding and subject to vesting conditions during 2022.
Performance shares granted in August 2017, August 2018, August 2019, January 2020, and August 2020 were subject to vesting conditions during 2022. These awards had the following characteristics:
•
GEO Performance Shares (“GEO Shares”) — 50% of an executive’s performance shares granted in each year vest only if we grow annual net GEOs between defined threshold and maximum growth levels prior to the end of the fifth fiscal year following the grant date. Growth in annual net GEOs was designed to measure our success in growing our business, whether by acquiring new streams and royalties or reserve expansion by our mine operators. Net GEOs are calculated in the same manner as for short-term incentive awards, as described above, but with prices unique to each calculation.

•
TSR Performance Shares (“Old TSR Shares”) — 50% of an executive’s performance shares granted in each year vest only if we achieve a TSR compared to the TSRs of certain GDX constituents between defined threshold and maximum levels. Old TSR Shares are evaluated over defined one- and three-year measuring periods; relative TSR measures the value created for our stockholders over one- and three-year periods.

All performance shares vest by linear interpolation within a range from zero shares if the threshold goal is met, to 100% if the target goal is met, and then to 200% if the maximum goal is met or exceeded. For all performance shares, the grantee must be in continuous service from the grant date through any vesting date to receive any shares. Any performance shares that remain unvested after the last applicable vesting date will expire unvested.
GEO Shares Goal: For each award, the goal is to add, within five fiscal years after any grant date, a specific number of net GEOs over a set baseline of net GEOs.
The vesting of GEO Shares awarded annually in August of 2017 through 2020 is summarized below:
GEO SHARES VESTING THROUGH DECEMBER 31, 2022
Grant Date	Cumulative Percentage of Target Net GEO Production as of:		Vesting Result	Cumulative Percentage of Target GEO Shares Vested
August 2017	6/30/2018	0%	No Vesting	0%
	6/30/2019	0%	No Vesting	0%
	6/30/2020	0%	No Vesting	0%
	6/30/2021	0%	No Vesting	0%
	6/30/2022	0%	No Vesting	0%
August 2018	6/30/2019	0%	No Vesting	0%
	6/30/2020	0%	No Vesting	0%
	6/30/2021	0%	No Vesting	0%
	6/30/2022	0%	No Vesting	0%
August 2019	6/30/2020	0%	No Vesting	0%
	6/30/2021	0%	No Vesting	0%
	6/30/2022	11%	Between threshold and target	11%

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Grant Date	Cumulative Percentage of Target Net GEO Production as of:		Vesting Result	Cumulative Percentage of Target GEO Shares Vested
August 2020	6/30/2021	28%	Between threshold and target	28%
	6/30/2022	61%	Between threshold and target	61%
Old TSR Shares Goal for Performance Shares Awarded Prior to August 2021: Achieve the highest percentile in TSR among the GDX constituents for defined one- and three-year periods:
•
50% of the Old TSR Shares are evaluated for the three-year measuring period ending on June 30 of the third fiscal year after the grant date (“3-year TSR shares”)

•
50% of the Old TSR Shares are evaluated for vesting in equal one-third increments for each one-year measuring period ending on June 30 of the first, second, and third fiscal years after the grant date (“1-year TSR shares”)

Vested Old TSR shares are settled in shares of common stock following June 30 of the third fiscal year after the grant date, when and if the CNG Committee determines that the TSR goal has been met.
TSR Shares Goal for Performance Shares Awarded During and After August 2021: Achieve the highest percentile in TSR among certain enumerated GDX constituents for the defined three-year period:
•
100% of TSR shares are evaluated for the three-year measuring period ending on June 30 for the awards granted in August 2021 and the three-year measuring period ending December 31 for the awards granted during and after March 2022

Vested TSR shares are settled in shares of common stock when and if the CNG Committee determines that the TSR goal has been met.

54	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

TSR PERFORMANCE SHARES VESTING THRESHOLDS
Metric	TSR	Vesting
For awards granted prior to August 2021
Threshold	Less than 50th percentile	0% of target shares awarded
Target	75th percentile	100% of target shares awarded
Maximum	100th percentile	200% of target shares awarded
For awards granted on or after August 2021
Threshold	Less than 35th percentile	0% of target shares awarded
Target	60th percentile	100% of target shares awarded
Maximum	85th percentile	200% of target shares awarded
TSR SHARES VESTING THROUGH DECEMBER 31, 2022
Grant Date	Tranche	Percentile Achieved	CNG Committee Vesting Determination
August 2019	1 year, tranche 1	37th	Percentile below threshold; shares expired unvested
	1 year, tranche 2	55th	Percentile between threshold and target; 20% of shares vested and remaining expired unvested*
	1 year, tranche 3	83rd	Percentile between threshold and target; 132% of shares vested
	3 year	60th	Percentile between threshold and target; 40% of shares vested and remaining expired unvested*
August 2020	1 year, tranche 1	59th	Percentile between threshold and target; 36% of shares vested and remaining expired unvested*
	1 year, tranche 2	84th	Percentile between threshold and target; 136% of shares vested
	1 year, tranche 3	N/A	Not yet subject to evaluation
	3 year	N/A	Not yet subject to evaluation
August 2021	3 year	N/A	Not yet subject to evaluation
March 2022	3 year	N/A	Not yet subject to evaluation

*
Vesting subject to grantee meeting the three-year continuous service requirement.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	55

EXECUTIVE COMPENSATION PROCESS
OVERALL PROCESS
The CNG Committee leads the annual executive compensation process, with involvement from its independent compensation consultant and management.
ROLES AND RESPONSIBILITIES IN THE ANNUAL EXECUTIVE COMPENSATION PROCESS
CNG Committee
•
Consists of three independent directors in accordance with securities laws and Nasdaq listing rules

•
Oversees administration of policies governing executive compensation

•
Reviews stockholder feedback and trends in executive compensation design

•
Reviews and sets compensation philosophy, objectives, and design and reviews any updates or changes with the Board annually

•
Ensures alignment with strategic goals and stockholder value through establishment of performance measures and goals consistent with our strategy and long-term value creation for stockholders

•
Determines whether performance measures are met

•
Conducts annual assessment of CEO performance, with input from all independent directors

•
Determines CEO compensation outside the presence of CEO and other management

•
Considers, without being bound by, input from independent compensation consultant and CEO on executive compensation

•
Determines executive compensation, other than for CEO, with input from CEO

Management	• Provides input to CNG Committee on strategy and program design • Develops initial recommendations for short- and long-term incentives based on achievement of performance measures
Independent Compensation Consultant
•
Retained annually by CNG Committee; independence determined annually by CNG Committee

•
Performs work at direction and under supervision of CNG Committee

•
Provides expertise on compensation design, market practices, peer group construction, and benchmarking

•
Benchmarks executive officer and director compensation in alternating years

•
Provides in-depth review of and recommendations for compensation framework and design

The CNG Committee assessed the independence of the Compensation Consultant under Nasdaq listing standards and SEC rules and concluded that no conflict of interest existed that would have prevented the Compensation Consultant from serving as an independent consultant to the CNG Committee.
The Compensation Consultant reports directly to the CNG Committee and assisted with the preparation of the compensation disclosures, including the pay-versus-performance disclosures, during 2022.
The CNG Committee is responsible for making all equity grants. Our management does not have the authority to make any equity grants.

56	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Peer Group Used for Compensation Benchmarking
The CNG Committee reviews and selects executive compensation peers based primarily on similar industry profile and size as measured by market capitalization. Our compensation peer group includes our closest direct streaming and royalty competitors, as well as comparably sized gold and silver mining companies.
Company (1)	Primary Industry	Market Capitalization as of December 31, 2022 ($ in millions) (2)
Agnico Eagle Mines Limited (3)	Gold	$23,658
B2Gold Corporation (3)	Gold	$3,819
Centerra Gold Inc. (3)	Gold	$1,141
Eldorado Gold Corporation (3)	Gold	$1,538
Franco-Nevada Corporation (3)	Gold	$26,138
IAMGOLD Corporation (3)	Gold	$1,228
Kinross Gold Corporation (3)	Gold	$5,123
Osisko Gold Royalties (3)	Gold	$2,218
Pan American Silver Corporation	Silver	$3,440
Wheaton Precious Metals Corporation (3)	Gold	$17,668
Yamana Gold Inc. (3)	Gold	$5,340
75th Percentile		$11,504
Median		$3,819
25th Percentile		$1,878
Royal Gold, Inc.	Gold	$7,399
Percentile Ranking		68%

1.
Data source for market capitalization amounts is S&P CapitalIQ.

2.
The CNG Committee reviews and considers peer data on several compensation elements, including base salary, short-term incentives, long-term incentives, and total direct compensation, but see footnote 3 below regarding performance shares. This same peer group was used for executive compensation benchmarking for the 2021 Transition Period and Fiscal Year 2021.

In January 2023, the CNG Committee changed the peer group used for executive compensation benchmarking for 2023 as follows: Centerra Gold Inc. and IAMGOLD Corporation were removed due to the significant reduction in market capitalization; Yamana Gold Inc. was removed because it had agreed to be acquired and would cease to be a public company; and Alamos Gold Inc., Hecla Mining Company and SSR Mining Inc. were added as more appropriate peers.
3.
For long-term incentive compensation purposes, the CNG Committee granted 2022 performance shares that measure our TSR performance against each of the companies in the table above excluding Pan American Silver Corporation and including the following companies: Newmont Corporation, Barrick Gold Corporation, SSR Mining Inc., Alamos Gold Inc., Equinox Gold Corp., Coeur Mining, Inc., Sandstorm Gold Royalties, and Wesdome Gold Mines Ltd. The CNG Committee selected a broader comparison group to measure relative TSR performance. In addition, the CNG Committee wanted a compensation benchmarking group that included either direct competitors or companies with similar market capitalization as our Company.

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Other Key Compensation Practices
Employment Agreements
We have entered into employment agreements with each of our executives. Under these agreements, we offer certain post-employment payments and benefits to our executives upon the occurrence of specified events. We believe these arrangements better enable us to offer competitive total compensation packages to our executives and promote the ongoing retention of these executives when considering potential transactions that may create uncertainty as to their future employment with us. None of the employment agreements provide for excise tax gross-ups in a change of control.
CEO Employment Agreement
Our employment agreement with Mr. Heissenbuttel provides that he will serve as our President and CEO and that our Board will continue to nominate him for reelection as a director. The agreement had an initial one-year term beginning on January 2, 2020, and automatically renews for four consecutive one-year periods unless either party timely elects for nonrenewal. Under the agreement, Mr. Heissenbuttel is entitled to an annual base salary of at least $650,000, which may be increased annually as determined by our Board or CNG Committee. Mr. Heissenbuttel’s base salary for 2022 was $777,000. Mr. Heissenbuttel is also eligible to participate in our short-term incentive and long-term equity programs, as well as other employee benefits made available to similarly situated executives. Mr. Heissenbuttel is entitled to severance benefits in connection with a termination of employment with or without a change of control as described below under “Potential Payments Upon Termination or Change of Control” on page 69. Mr. Heissenbuttel is prohibited from competing against us or soliciting our employees, customers, or business relationships for 12 months following termination of his employment.
Employment Agreements for Other NEOs
We have entered into an employment agreement with each of our other NEOs. The agreements for Messrs. Isto and Breeze are between these NEOs and our wholly owned subsidiaries, Royal Gold Corporation and RGLD Gold AG, respectively. Mr. Breeze’s agreement began on January 1, 2019, and has an indefinite term. The agreements with Messrs. Isto, Libner, and Shefman had an initial one-year term beginning on January 2, 2020, and automatically renew for four consecutive one-year periods unless either party timely elects for nonrenewal. Each NEO is entitled to a minimum annual base salary, which salary may be increased annually as determined by our Board or CNG Committee. Each NEO is also eligible to participate in our short-term incentive and long-term equity programs, as well as other employee benefits made available to similarly situated executives. Each NEO is entitled to severance benefits in connection with a termination of employment with or without a change of control as described below under “Potential Payments Upon Termination or Change of Control” on page 69. Each NEO is prohibited from competing against us or soliciting our employees, customers, or business relationships for 12 months following termination of his employment.
Amendments to Employment Agreements
In March 2022, the CNG Committee approved amendments to the employment agreements for each of our NEOs to clarify that the annual incentive award received by the executive for the 2021 Transition Period would be annualized for all purposes in each individual’s employment agreement, including for purposes of determining the severance amount in the event of an involuntary termination of employment with or without a change of control. In May 2022, the CNG Committee approved amendments to the employment agreements for Mr. Heissenbuttel, Isto, Libner and Shefman to provide any annual bonus earned by the NEO would be paid in the calendar year following the year of performance, but in no event later than March 31st of such calendar year.

58	| Proposal 2: Advisory Vote on Executive Compensation | Royal Gold, Inc. 2023 Proxy Statement

Benefit Programs
Benefit programs for our executives are common in design and purpose to the programs offered all of our employees in the U.S., Canada, and Switzerland. Executives can also participate in various health and welfare benefit programs to the extent appropriate in the country of employment under applicable laws. We share the cost of certain health and retirement benefit programs with all of our employees. We also offer, directly or indirectly, retirement plans for all of our employees. The U.S. plan is a Salary Reduction/Simplified Employee Pension Plan (“SARSEP Plan”), in which all U.S. employees are eligible to participate. The Canadian plan is a Group Registered Retirement Savings Plan (“Group RRSP”), in which all Canadian employees are eligible to participate. The SARSEP Plan and Group RRSP are voluntary plans. The plan for Swiss employees is regulated by Swiss statutes, is mandated for all Swiss employees within defined limits, and provides for employees’ retirement, survivors, and disability insurance (“Pension Plan”).
The SARSEP Plan and Group RRSP allow employees to reduce their pre-tax salary, subject to certain regulatory limitations, and to put this money into a tax-deferred investment plan. We may make non-elective contributions to the employee’s SARSEP Plan and Group RRSP up to 7% of an individual’s annual salary and short-term incentive, subject to limits. Employer contributions to the employee’s SARSEP Plan or Group RRSP are immediately 100% vested. Total employee and employer contributions to the SARSEP Plan and Group RRSP are subject to annual regulatory limitations. Our Swiss subsidiary pays approximately 50% of the contributions to the Pension Plan according to the applicable regulations of the pension scheme provider. The contribution due is a percentage of the relevant covered salary and depends on the age of the Swiss employee.
We do not generally provide perquisites or other special benefits to executives that are not available to all of our employees.
Executive Stock Ownership Guidelines
Our Stock Ownership Guidelines encourage our executive officers to achieve and maintain a minimum investment in our stock. We believe these guidelines incentivize our executive officers to focus on improving long-term stockholder value and align our executive officers’ interests with the interests of stockholders generally. The requirement is set as a number of shares with a dollar value that is equivalent to a multiple of the executive officer’s base salary. Unearned performance shares and unexercised stock options and stock-settled stock appreciation rights (“SARs”) are not considered owned for purposes of the requirement.
There is no timeframe in which executive officers must meet ownership targets. Each executive officer must, however, hold 50% of the shares acquired under any equity grant, net of shares withheld or sold to cover taxes, until the executive officer reaches the ownership requirement. If a significant decline in Royal Gold’s stock price, a recoupment of incentive compensation under our Clawback Policy, or other event approved by the Board causes an individual’s holdings to fall below the applicable threshold, the executive will not be required to purchase additional shares to meet the threshold but must refrain from selling shares until the threshold has again been achieved.
During 2022, the CNG Committee revised our Stock Ownership Guidelines. Compliance is now evaluated as of December 31 of each year using the 30-day volume weighted average stock price for the period ending on December 31 of such year. For purposes of determining compliance with these guidelines and consistent with prior years, the value of an individual’s holdings will be based upon the higher of  (1) the cost of acquisition or value at the time of grant or (2) the market value on the date of determination. As shown in the table below, all of our NEOs were in compliance with the ownership requirements as of December 31, 2022.

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Executive	Guideline Value of Common Stock to be Owned	Holdings as of December 31, 2022	Actual Value Owned as of December 31, 2022*
William Heissenbuttel	4xSalary	90,460	12.8xSalary
Mark Isto	2xSalary	25,948	5.1xSalary
Daniel Breeze	2xSalary	10,981	2.7xSalary
Paul Libner	2xSalary	14,515	4.1xSalary
Randy Shefman	2xSalary	7,958	2.3xSalary

*
Actual values were calculated using the 30-day volume weighted average stock price as of December 31, 2022, of  $110.02 per share, pursuant to our Stock Ownership Guidelines.

Clawback Policy
Our incentive compensation recoupment policy, or clawback policy, applies to all cash and equity-based incentive compensation, whether vested or unvested, paid to our NEOs and includes separate triggers for material financial restatements and improper conduct, including a failure to report.
The policy provides that, if we undertake a material accounting restatement, the Board may, in its sole discretion after evaluating the associated costs and benefits, recoup or take other action regarding any incentive compensation paid or granted during the previous three years to any NEO that was in excess of what would have been paid or granted to the NEO after giving effect to the restatement.
In addition, if any NEO has engaged in improper conduct that results in, or could reasonably be expected to result in, material financial harm to Royal Gold or its stockholders, material reputational risk to Royal Gold, or criminal proceedings against Royal Gold or its directors, officers, or employees, then the Board may, in its sole discretion after evaluating the associated costs and benefits, recoup or take other action regarding any incentive compensation paid or granted during the previous three years to that NEO. For purposes of the policy, improper conduct means an NEO’s willful misconduct (including fraud, bribery, or other illegal acts) or gross negligence, including any failure to report properly, or to take appropriate remedial action with respect to, misconduct or gross negligence by another person.
The Company will further comply with any recoupment requirements imposed by applicable laws, rules or regulations, including in connection with the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation. We are reviewing the listing standards adopted by Nasdaq and will amend our clawback policy during the required timeframe in compliance with those standards.
Post-termination Compensation
We do not provide pension or other retirement benefits apart from the SARSEP Plan, the Group RRSP Plan, and the Pension Plan, each described above. We provide certain post-termination benefits pursuant to the terms of our equity incentive plan and employment agreements described above under “Employment Agreements” on page 57 and below under “Potential Payments Upon Termination or Change of Control” on page 69. None of the employment agreements provide for excise tax gross-ups in a change of control.
Risk Assessment of Compensation Policies and Practices
We conducted an assessment of our compensation policies and practices, including our executive compensation program, to evaluate the potential risks associated with these policies and practices. We reviewed this assessment with the CNG Committee. We have concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary

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risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices are reasonably likely to have a material adverse effect on Royal Gold.
In conducting this review, we considered the following attributes of our programs:
•
Mix of base salary, short-term incentive awards, and long-term equity compensation

•
Alignment between performance measures used under performance-based compensation and performance measures used by our Board to chart corporate strategy

•
Multiple performance measures under short-term incentive awards to avoid placing excessive emphasis on any single measure

•
Capped payout levels for short-term incentives and performance share awards

•
CNG Committee discretion to adjust compensation downward to reflect performance or other factors

•
Current equity vesting periods of up to three years designed to reward high-performing executives and key employees who drive long-term stockholder value

•
Benchmarking of compensation levels to ensure programs are consistent with industry practices

•
Internal controls that serve to preclude decisionmakers from taking excessive risk to earn the incentives provided under our compensation plans

•
CNG Committee oversight of compensation programs

•
Stock ownership guidelines that align the interests of executive officers with those of our stockholders generally

•
Clawback policy allowing for the recoupment of executive incentive compensation for material restatements or serious misconduct

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Executive Compensation Tables
Summary Compensation Table
The following table summarizes information regarding the compensation of our NEOs for the year ended December 31, 2022, the six-month 2021 Transition Period, and the fiscal years ended June 30, 2021, and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
William Heissenbuttel President and CEO	2022	777,000	—	949,000	1,298,851	—	35,689	3,060,540
	Stub 2021	375,000	—	460,000	2,303,817	—	9,395	3,148,212
	FY2021	670,000	—	570,000	1,133,532	635,796	32,956	3,042,284
	FY2020	583,000	50,000	477,000	842,551	413,142	37,863	2,403,556
Mark Isto (4) EVP and Chief Operating Officer Royal Gold Corporation	2022	540,500	—	498,951	577,665	—	42,268	1,659,384
	Stub 2021	272,000	—	250,967	934,197	—	23,298	1,480,462
	FY2021	501,900	46,800	319,800	597,986	335,135	36,637	1,838,258
	FY2020	473,500	50,000	347,000	559,782	269,671	34,116	1,734,069
Daniel Breeze (5) VP Corporate Development RGLD Gold AG	2022	432,800	—	399,288	464,679	—	32,615	1,329,382
	Stub 2021	222,650	—	205,254	752,297	—	22,292	1,202,493
	FY2021	419,100	—	269,500	456,366	255,750	42,877	1,443,593
	FY2020	370,000	—	275,000	406,475	194,594	35,340	1,281,409
Paul Libner CFO and Treasurer	2022	388,500	—	356,000	402,563	—	42,189	1,189,252
	Stub 2021	187,500	30,000	170,000	768,721	—	26,624	1,182,845
	FY2021	350,000	—	226,000	396,148	222,911	40,010	1,235,069
	FY2020	308,650	—	194,000	288,800	142,852	33,718	968,020
Randy Shefman VP and General Counsel	2022	388,500	—	356,000	402,563	—	36,097	1,183,160
	Stub 2021	187,500	—	172,000	768,721	—	20,943	1,149,164
	FY2021	335,000	30,000	218,000	333,421	187,719	30,719	1,134,859
	FY2020	295,250	—	186,000	257,108	126,225	26,849	891,432

1.
Amounts represent the grant date fair value of restricted shares and performance shares granted during 2022, the Stub 2021 or applicable fiscal year, calculated in accordance with financial statement reporting rules. You can find information about the assumptions used to calculate grant date fair values for 2022 in Note 9 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. Grants made during Stub 2021 were based on full-year equity award values. Grants made in March 2022 were based on half-year equity award values. Performance shares are shown in the table above at 100% of target performance. The grant date fair values of the performance shares, assuming target and maximum performance, and the restricted shares for 2022 were as follows:

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	Restricted Stock Awards (A)		Performance Stock Awards (A)
	Number of Shares	Grant Date Fair Value	Number of Shares		Grant Date Fair Value
Name	At Target (#)	At Target ($)	At Target (#)	At Target ($)	At Maximum ($)
William Heissenbuttel	4,670	591,642	4,750	707,209	1,414,417
Mark Isto	2,080	263,515	2,110	314,149	628,299
Dan Breeze	1,670	211,572	1,700	253,106	506,212
Paul Libner	1,450	183,701	1,470	218,862	437,725
Randy Shefman	1,450	183,701	1,470	218,862	437,725

A
The grant date fair values shown in this table for each executive differ from the target values of the awards in the Summary Compensation Table on page 61. When awards were granted on March 3, 2022, we used the 30-day volume weighted average stock price for the period ended March 2, 2022, which was $109.04 (the “VWAP”), to calculate the number of restricted shares. To determine the number of performance shares, we used the VWAP discounted at an annualized dividend yield of 0.985 because dividends are not paid on performance shares. For purposes of this table, we are required to report the awards at their grant date fair value calculated in accordance with financial statement reporting rules, as described above.

2.
Amounts represent the grant date fair value of stock options and SARs granted during the applicable fiscal year, calculated in accordance with financial statement reporting rules. Our CNG Committee eliminated the granting of stock options in August 2021.

3.
Amounts for 2022 include the following:

Name	Employer Retirement Plan Contributions ($)	Life and Disability Insurance Premiums ($)	Long-Term Disability Insurance Premiums ($)	Total All Other Compensation ($)
William Heissenbuttel	34,000	825	864	35,689
Mark Isto	37,631	2,296	2,341	42,268
Daniel Breeze	32,615	—	—	32,615
Paul Libner	40,500	825	864	42,189
Randy Shefman	34,408	825	864	36,097

4.
Mr. Isto’s cash compensation is paid in Canadian dollars. The amounts shown are the U.S. dollar equivalent. Amounts for 2022 are based on an average conversion rate of 1 Canadian dollar to 0.77 U.S. dollars. Amounts for the prior periods were based on the average conversion rates of 1 Canadian dollar to the following U.S. dollar amounts: Stub 2021 — 0.79 U.S. dollars; FY 2021 —  0.78  U.S. dollars; and FY 2020 — 0.76 U.S. dollars.

5.
Mr. Breeze’s cash compensation is paid in Swiss francs. The amounts shown are the U.S. dollar equivalent. Amounts for 2022 are based on an average conversion rate of 1 Swiss francs to 1.04 U.S. dollars. Amounts for the prior periods were based on the average conversion rates of 1 Swiss francs to the following U.S. dollar amounts: Stub 2021 — 1.08 U.S. dollars; FY 2021 — 1.1 U.S. dollars; and FY 2020 — 1.0 U.S. dollars.

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Grants of Plan-Based Awards in 2022
This table provides information regarding stock-based awards granted to our NEOs during the year ended December 31, 2022.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock Awards ($) (4)
Name	Award	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
William Heissenbuttel	Short-Term Incentive	N/A	777,000	971,250
	PSA	3/3/22			4,750	9,500		707,209
	RSA	3/3/22					4,670	591,642
Mark Isto	Short-Term Incentive	N/A	405,375	486,450
	PSA	3/3/22			2,110	4,220		314,149
	RSU	3/3/22					2,080	263,515
Daniel Breeze	Short-Term Incentive	N/A	324,600	389,520
	PSA	3/3/22			1,700	3,400		253,106
	RSU	3/3/22					1,670	211,572
Paul Libner	Short-Term Incentive	N/A	291,375	349,650
	PSA	3/3/22			1,470	2,940		218,862
	RSA	3/3/22					1,450	183,701
Randy Shefman	Short-Term Incentive	N/A	291,375	349,650
	PSA	3/3/22			1,470	2,940		218,862
	RSA	3/3/22					1,450	183,701

1.
Represents potential amounts payable under short-term incentive awards for the year ended December 31, 2022. Actual amounts earned by executives are reported in the Summary Compensation Table.

2.
Represents performance shares that vest and pay out at the end of three years in shares of our common stock upon achievement of corporate performance goals tied to our relative TSR over a three-year performance period. Performance shares vest by linear interpolation within a range from zero shares if the threshold goal is met, to 100% if the target goal is met, and then to 200% if the maximum goal is met or exceeded. If the performance goals are not met, the performance shares will expire unvested. Performance shares are not issued and outstanding shares upon which the grantee may vote or receive dividends. Awards granted during 2022 were granted at half-year values, because equity awards granted during the six-month 2021 Transition Period were granted at full-year values.

3.
Represents RSAs or RSUs that vest ratably over three years based on continued service. Shares of RSAs are issued and outstanding shares of common stock with voting and dividend rights. RSUs are not issued and outstanding shares upon which the grantee may vote or receive dividends; however, grantees are entitled to a cash payment (or dividend equivalent) in the amount of declared dividends at the time dividends are paid. Performance shares are not issued and outstanding shares upon which the grantee may vote or receive dividends. Awards granted during 2022 were granted at half-year values, because equity awards granted during the six-month 2021 Transition Period were granted at full-year values.

4.
Represents the grant date fair value of awards (at target, if applicable) calculated in accordance with financial statement reporting rules.

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Outstanding Equity Awards at the End of 2022
This table provides information about the total outstanding stock options, SARs, restricted shares, and performance shares for each of our NEOs as of December 31, 2022.
			Option Awards				Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options (1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
William Heissenbuttel	ISO/SSAR	8/20/2015	17,386	—	56.54	8/20/2025
	ISO/SSAR	8/16/2016	8,920	—	83.29	8/16/2026
	ISO/SSAR	8/23/2017	9,200	—	87.42	8/23/2027
	ISO/SSAR	8/21/2018	10,720	—	77.73	8/21/2028
	ISO/SSAR	8/13/2019	7,810	—	124.60	8/13/2029
	ISO/SSAR	1/2/2020	3,910	—	121.12	1/2/2030
	ISO/SSAR	8/18/2020	10,347	5,173	139.84	8/18/2030
	RSA	8/21/2018					1,073	120,949
	RSA	8/13/2019					1,687	190,159
	RSA	1/2/2020					780	87,922
	RSA	8/18/2020					4,500	507,240
	RSA	8/24/2021					6,493	731,891
	RSA	3/3/2022					4,670	526,402
	GEO PSA	8/21/2018							1,675	188,806
	GEO PSA	8/13/2019							1,168	131,657
	GEO PSA	1/2/2020							543	61,207
	GEO PSA	8/18/2020							884	99,644
	TSR PSA	8/18/2020					651	73,381	1,619	182,494
	TSR PSA	8/24/2021							9,890	1,114,801
	TSR PSA	3/3/2022							4,750	535,420

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			Option Awards				Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options (1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Mark Isto
	ISO/SAR	1/5/2015	1,518	—	65.85	1/5/2025
	ISO/SAR	8/20/2015	1,768	—	56.54	8/20/2025
	ISO/SAR	8/16/2016	1,200	—	83.29	8/16/2026
	ISO/SAR	8/23/2017	3,261	—	87.42	8/23/2027
	ISO/SAR	8/21/2018	6,602	—	77.73	8/21/2028
	ISO/SAR	8/13/2019	7,100	—	124.60	8/13/2029
	ISO/SAR	1/2/2020	480	—	121.12	1/2/2030
	ISO/SAR	8/18/2020	5,460	2,730	139.84	8/18/2030
	RSU	8/21/2018					926	104,379
	RSU	8/13/2019					1,533	172,800
	RSU	1/2/2020					93	10,483
	RSU	8/18/2020					2,370	267,146
	RSU	8/24/2021					2,633	296,792
	RSU	3/3/2022					2,080	234,458
	GEO PSA	8/21/2018							1,445	162,880
	GEO PSA	8/13/2019							1,061	119,596
	GEO PSA	1/2/2020							68	7,665
	GEO PSA	8/18/2020							467	52,640
	TSR PSA	8/18/2020					344	38,776	856	96,488
	TSR PSA	8/24/2021							4,010	452,007
	TSR PSA	3/3/2022							2,110	237,839

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			Option Awards				Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options (1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Daniel Breeze	ISO/SAR	1/2/2019	3,500	—	84.64	1/2/2029
	ISO/SAR	8/13/2019	5,460	—	124.60	8/13/2029
	ISO/SAR	8/18/2020	4,167	2,083	139.84	8/18/2030
	RSU	1/2/2019					800	90,176
	RSU	8/13/2019					1,180	133,010
	RSU	8/18/2020					1,810	204,023
	RSU	8/24/2021					2,120	238,966
	RSU	3/3/2022					1,670	188,242
	GEO PSA	1/2/2019							600	67,632
	GEO PSA	8/13/2019							818	92,205
	GEO PSA	8/18/2020							356	40,128
	TSR PSA	8/18/2020					262	29,533	653	73,606
	TSR PSA	8/24/2021							3,230	364,086
	TSR PSA	3/3/2022							1,700	191,624

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			Option Awards				Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options (1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Paul Libner	ISO/SAR	8/23/2017	467	—	87.42	8/23/2027
	ISO/SAR	8/21/2018	933	—	77.73	8/21/2028
	ISO/SAR	8/13/2019	2,560	—	124.60	8/13/2029
	ISO/SAR	1/2/2020	1,490	—	121.12	1/2/2030
	ISO/SAR	8/18/2020	3,621	1,809	139.84	8/18/2030
	RSA	8/21/2018					466	52,528
	RSA	8/13/2019					553	62,334
	RSA	1/2/2020					293	33,027
	RSA	8/18/2020					1,570	176,970
	RSA	8/24/2021					2,166	244,152
	RSA	3/3/2022					1,450	163,444
	GEO PSA	8/21/2018							700	78,904
	GEO PSA	8/13/2019							382	43,059
	GEO PSA	1/2/2020							205	23,108
	GEO PSA	8/18/2020							309	34,830
	TSR PSA	8/18/2020					228	25,700	567	63,912
	TSR PSA	8/24/2021							3,300	371,976
	TSR PSA	3/3/2022							1,470	165,698

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			Option Awards				Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options (1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Randy Shefman	ISO/SAR	8/13/2019	2,560	—	124.60	8/13/2029
	ISO/SAR	1/2/2020	1,010	—	121.12	1/2/2030
	ISO/SAR	8/18/2020	3,047	1,523	139.84	8/18/2030
	RSA	8/21/2018					466	52,528
	RSA	8/13/2019					553	62,334
	RSA	1/2/2020					200	22,544
	RSA	8/18/2020					1,320	148,790
	RSA	8/24/2021					2,166	244,152
	RSA	3/2/2022					1,450	163,444
	GEO PSA	8/21/2018							700	78,904
	GEO PSA	8/13/2019							382	43,059
	GEO PSA	1/2/2020							138	15,555
	GEO PSA	8/18/2020							261	29,420
	TSR PSA	8/18/2020					192	21,642	478	53,880
	TSR PSA	8/24/2021							3,300	371,976
	TSR PSA	3/2/2022							1,470	165,698

1.
Represents stock options and SARs that vest ratably over three years commencing on the first anniversary of the grant date.

2.
Represents RSAs or RSUs. All RSAs and RSUs granted prior to August 2021 vest ratably over three years commencing on the third anniversary of the grant date, except for RSAs and RSUs granted on January 2, 2020, which vest ratably over three years commencing on the third anniversary of August 13, 2019. All RSAs and RSUs granted in and after August 2021 vest ratably over three years commencing on the first anniversary of the grant date.

3.
Market value is based on the closing price of our common stock on December 30, 2022 ($112.72).

4.
Amounts represent target performance for the GEO Shares and TSR shares. If the goals are not met during the vesting period, the performance shares expire unvested.

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Options Exercised and Stock Vested in 2022
This table provides information on the exercise of stock options and SARs and the vesting of restricted shares and performance shares for each of our NEOs during 2022.
	Option Awards		Stock Awards
Name	Number of Shares acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
William Heissenbuttel			8,507	$847,983
Mark Isto			5,220	$519,320
Daniel Breeze			2,871	$289,978
Paul Libner			3,077	$306,392
Randy Shefman	4,000 (3)	$143,242	2,945	$293,155

1.
Value was calculated by multiplying the number of shares exercised by the difference between the market price (closing price) of our common stock at exercise and the exercise price.

2.
Value was calculated by multiplying the number of shares that vested by the closing market price of our common stock on the vesting date.

3.
Mr. Shefman received 638 net shares of common stock after deducting the SARs exercise price and tax withholding.

Potential Payments Upon Termination or Change of Control
The table below shows the estimated payments and benefits payable to our NEOs as a result of termination of employment with or without a change of control of Royal Gold. We assume that the applicable trigger event took place on December 31, 2022. The value of accelerated vesting of equity awards is based on the closing market price of our common stock on December 30, 2022 ($112.72). Change of control is defined in each NEO’s employment agreement and equity award agreements.
In general, outstanding equity awards vest in full (at maximum, if applicable) upon an involuntary termination of service in connection with a change of control. In general, outstanding equity awards vest in full (at maximum, if applicable) upon an involuntary termination of service in connection with a change of control. In the case of an involuntary termination of service outside a change of control, (1) outstanding stock options and SARs vest in full, (2) outstanding restricted shares receive prorated vesting through the date of termination except (a) for executives with at least 15 years of service, all restricted stock vests in full, and (b) for executives with less than 15 years of service, restricted stock granted in August 2021 and March 2022 is forfeited, and (3) outstanding performance shares receive prorated vesting through the fiscal year of termination except for performance shares granted in August 2021 and March 2022, which are forfeited by all executives. In general, for purposes of the table, “involuntary termination” includes an involuntary termination of employment by us without cause, a termination of employment by the executive for good reason, or our nonrenewal of the executive’s employment, if applicable. Mr. Breeze’s Employment Agreement has an indefinite term, so termination for non-renewal is not possible.

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The following table does not show employee benefits that are provided to our employees on a non-discriminatory basis.
			Value of Accelerated Vesting of Outstanding Equity Awards			Total ($)
Name	Cash Compensation ($)	Value of Medical Insurance Continuation ($)	Restricted Stock ($)	Stock Options and SARs (1) ($)	Performance Stock Awards ($)
William Heissenbuttel Involuntary Termination without a Change of Control	1,590,000	—	2,237,943	—	138,172	3,966,115
Involuntary Termination with a Change of Control	3,975,000	27,802	2,237,943	—	4,220,124	10,460,869
Mark Isto Involuntary Termination without a Change of Control	980,728	—	371,950	—	73,043	1,425,721
Involuntary Termination with a Change of Control	1,471,093	14,429	1,124,833	—	1,954,227	4,564,581
Daniel Breeze (2) Involuntary Termination without a Change of Control	792,565	—	254,649	—	55,695	1,102,909
Involuntary Termination with a Change of Control	1,188,848	—	883,950	—	1,488,129	3,560,928
Paul Libner Involuntary Termination without a Change of Control	695,833	—	758,155	—	48,391	1,502,379
Involuntary Termination with a Change of Control	1,043,750	28,467	758,155	—	1,408,775	3,239,146
Randy Shefman Involuntary Termination without a Change of Control	694,500	—	183,368	—	40,782	918,650
Involuntary Termination with a Change of Control	1,041,750	28,160	715,434	—	1,371,690	3,157,034

1.
All unvested stock options and SARs were out of the money as of December 31, 2022. As a result, no value is attributed to the accelerated vesting of these awards as of December 31, 2022.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	71

Other Compensation Matters
CEO Pay Ratio
The ratio of Mr. Heissenbuttel’s total compensation for his role as CEO $3,060,540 to the annual total compensation of our median-compensated employee $464,418 for 2022 was 6.6 to 1.
We identified our median compensated employee by examining total cash compensation (salary and short-term cash incentive) paid for 2022 to all employees who were employed by us globally on December 31, 2022, excluding Mr. Heissenbuttel. No assumptions, adjustments, or estimates were made in respect of total cash compensation, except that we (a) annualized the compensation of any employee who was not employed with us for all of 2022 and (b) applied the average 2022 foreign exchange rate to Canadian dollars and Swiss francs paid to our Canadian and Swiss employees, respectively. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because all of our employees receive a salary and are eligible for short-term cash incentives, while not all of our employees are eligible for long-term incentive awards.
After identifying the median compensated employee, we determined the annual total compensation for that employee using the same methodology used to calculate our executives’ annual total compensation as set forth in the Summary Compensation Table. We believe this CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
2022 Pay Versus Performance
The following table and supporting narrative contain information regarding compensation paid to our NEOs and the relationship to company performance.
Pay Versus Performance Table
Year (1)	Summary Compensation Table Total for Jensen (Former PEO) ($)	Compensation Actually Paid to Jensen (Former PEO) ($) (2)(3)	Summary Compensation Table Total for Heissenbuttel (Current PEO) ($)	Compensation Actually Paid to Heissenbuttel (Current PEO) ($) (2)(3)			Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Adjusted Cash G&A Expense ($) (5)
					Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non- PEO NEOs ($) (2)(3)	TSR ($)	Peer Group TSR ($) (4)
2022	$0	$0	$3,060,540	$3,540,577	$1,340,295	$1,519,307	114.3	151.2	$238,981,683	$25,636,590
2021 Stub	$0	$0	$3,148,212	$2,698,385	$1,253,741	$1,098,874	105.4	162.4	$138,338,721	$11,944,744
2021	$0	$0	$3,042,284	$2,498,478	$1,403,420	$1,160,025	113.6	171.4	$302,532,476	$22,657,145
2020	$4,141,033	$5,618,723	$2,403,556	$3,001,054	$1,223,674	$1,123,128	122.5	154.8	$199,343,108	$21,078,698

1.
For each of calendar year 2022, the six-month transition period ended December 31, 2021, and the fiscal year ended June 30, 2021, our principal executive officer (“PEO”) was Mr. Heissenbuttel and our non-PEO NEOs were Messrs. Isto, Breeze, Libner and Shefman. For the fiscal year ended June 30, 2020, our PEO included Mr. Jensen (our former President and CEO) from July 1, 2019, until his retirement on January 2, 2020, and Mr. Heissenbuttel from January 2, 2020, until June 30, 2020. Also, for the fiscal year ended June 30, 2020, our non-PEO NEOs included Mr. Kirchhoff  (our former General Counsel and Corporate Secretary) from July 1, 2019, until his retirement on January 2, 2020, and each of Messrs. Isto, Breeze, Libner and Shefman.

2.
The valuation of stock options uses the Black-Scholes-Merton methodology, and the valuation of performance

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shares uses a Monte Carlo valuation model. See Note 9 — Stock-Based Compensation in Item 8 — Financial Statements and Supplementary Data in the 2022 Form 10-K.
3.
Adjustments to Total Compensation from the Summary Compensation Table to arrive at compensation actually paid pursuant to SEC rules (“SEC CAP”) to Mr. Jensen as PEO, Mr. Heissenbuttel as PEO and to our non-PEO NEOs are as detailed in Annex A to this report.

4.
TSR comparison for all periods is to the PHLX Gold and Silver Index.

5.
Adjusted Cash G&A Expense, which is a non-GAAP financial measure, is calculated as our G&A Expense less (a) non-cash employee stock compensation expense and (b) litigation expense.

Relationship of SEC CAP to Performance
The following graphs provide a clear, visual description of the relationships during 2020 through 2022 of the SEC CAP to our former CEO and our current CEO and the average SEC CAP of our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the PHLX Gold and Silver Index, (ii) our GAAP net income, and (iii) our Adjusted Cash G&A (in each case as set forth in the table above). Amounts paid during 2020 to our former CEO include the fair value of stock options, SARs and restricted stock for which vesting was accelerated upon retirement on January 1, 2020, and performance shares that continued to vest through the year ended June 30, 2021.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 2: Advisory Vote on Executive Compensation |	73

Tabular List of Company Performance Measures
The following table alphabetically lists the financial performance measures we believe were most important in linking compensation actually paid to NEOs to company performance during 2022.
Most Important Financial Performance Measures for 2022
Adjusted Cash G&A Expense
Net GEO Production
TSR
Further details on these measures and how they feature in our compensation plans can be found in our Compensation Discussion & Analysis.

74	| Proposal 3: Advisory Vote on the Frequency of the Say on Pay Vote | Royal Gold, Inc. 2023 Proxy Statement

Proposal 3:
Advisory Vote on the Frequency of the Say on Pay Vote

Our Board recommends that our stockholders vote FOR conducting future say-on-pay votes every year.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 3: Advisory Vote on the Frequency of the Say on Pay Vote |	75

Proposal 3 — Advisory Vote on the Frequency of the Say on Pay Vote
In addition to the advisory vote on NEO compensation (Proposal #2 above), and as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, as amended, we are asking you to cast an advisory (non-binding) vote recommending the frequency with which we should hold future say-on-pay advisory votes to approve the compensation of the NEOs. This advisory vote, commonly known as a “frequency” or “Say When on Pay” vote gives you the opportunity to express your views about how frequently (but at least once every three years) we should conduct future say-on-pay votes. You may vote for future say-on-pay votes to be held on a frequency of every “one year,“ “two years“ or “three years“ or abstain from voting in response to this proposal. We are required to hold a frequency vote at least once every six years. The next frequency vote is expected to take place at our 2029 Annual Meeting of Stockholders.
Recommendation
We believe you should vote “FOR” us to conduct say-on-pay votes every year for the following reasons:
•
a say-on-pay vote every year provides stockholders with the most immediate and direct way to provide input with respect to the Company’s executive compensation arrangements;

•
a say-on-pay vote every year promotes the highest degree of transparency regarding our executive compensation structure;

•
a say-on-pay vote every year is consistent with best practices and good corporate governance; and

•
many of the leading stockholder advisory firms and institutional stockholders support a say-on-pay vote every year.

After considering the benefits and consequences of each option for the frequency of future say-on-pay votes, the Board has determined that an annual say-on-pay vote is the most appropriate alternative for the Company. Therefore, the Board recommends that you vote for conducting future say-on-pay votes on a frequency of every “one year.“
Vote Required for Approval
The proxy card provides stockholders with the opportunity to choose among three frequency options (holding the vote every one year, two years or three years) or the option of abstaining; therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. The frequency option receiving the highest number of votes cast by stockholders at our annual meeting will be deemed to be the recommended frequency for future say-on-pay advisory votes. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board will continue to review this issue as circumstances evolve over time and may decide that it is in the best interests of the stockholders and the Company to hold future say-on-pay advisory votes more or less frequently than the option recommended by stockholders.

76	| Proposal 4: Ratification of Appointment of the Independent Auditor | Royal Gold, Inc. 2023 Proxy Statement

Proposal 4:
Ratification of Appointment of the Independent Auditor

Our Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditor for 2023.

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Proposal 4 —  Ratification of Appointment of Ernst & Young LLP as Independent Auditor
Our Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending on December 31, 2023. Our Board is asking stockholders to ratify this selection. While stockholder approval or ratification is not required, we believe that submitting the appointment of Ernst & Young LLP to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, our Audit Committee will take the voting results under consideration. Even if stockholders ratify the appointment of Ernst & Young LLP, the Audit Committee, in its discretion, may change the appointment at any time if it determines that a change would be in the best interest of Royal Gold and our stockholders.
Representatives of Ernst & Young LLP are expected to attend the annual meeting. They will have an opportunity to make a statement if they so desire and will have an opportunity to respond to appropriate questions from stockholders.
Recommendation
The Board unanimously recommends that stockholders vote “FOR” the ratification of Ernst & Young LLP as independent auditor.
Vote Required for Approval
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP.
Independent Registered Public Accounting Firm Fees and Services
Fees for services rendered by Ernst & Young LLP for the year ended December 31, 2022, the 2021 Transition Period, and the fiscal year ended June 30, 2021, were as follows:
	2022	2021 Transition Period	Fiscal Year 2021
Audit Fees	$1,081,680	$652,397	$770,163
Tax Fees	$186,559	$135,858	$217,023
Total	$1,345,190	$788,255	$987,186
Audit fees represent fees associated with the audits of Royal Gold and certain of our foreign subsidiaries’ annual financial statements, review of our quarterly financial statements, issuance of consents, and review of documents filed with the SEC. Audit fees also include fees associated with the audit of management’s assessment and operating effectiveness of Section 404 of the Sarbanes-Oxley Act.
Tax fees represent fees associated with tax compliance, tax return preparation, and tax consulting services.

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We did not pay any audit-related or other fees to Ernst & Young LLP for 2022, the 2021 Transition Period or fiscal year 2021.
Preapproval Policies and Procedures
The Audit Committee has adopted a policy requiring advance approval for all audit, audit-related, tax, and other services performed by our independent registered public accounting firm. The policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously preapproved with respect to a year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform the service. The Audit Committee has delegated to its Chair the authority to approve certain permitted services, provided that the Chair reports these decisions to the Audit Committee at its next scheduled meeting. The Audit Committee preapproved all of the services reported in the table on the previous page.
Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements of Royal Gold for the year ended December 31, 2022, and our reporting processes, including internal control over financial reporting, with our management. The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm for 2022, the matters required to be discussed by applicable Public Company Accounting Oversight Board and Securities and Exchange Commission standards. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Ernst & Young LLP with Royal Gold.

Based on the review and discussions with Royal Gold’s auditors and management, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Royal Gold’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

This report has been submitted by the following independent directors, who comprise the Audit Committee of the Board of Directors:
Jamie Sokalsky, Chair	Fabiana Chubbs	William Hayes

Royal Gold, Inc. 2023 Proxy Statement | Proposal 5: Approve Amendment to Certificate of Incorporation |	79

Proposal 5:
Approval of an Amendment to Our Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company

Our Board recommends that our stockholders vote FOR
the approval of an amendment to our restated
certificate of incorporation.

80	| Proposal 5: Approve Amendment to Certificate of Incorporation | Royal Gold, Inc. 2023 Proxy Statement

Proposal 5: Approval of an Amendment to Our Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company
We are seeking stockholder approval of an amendment to our Restated Certificate of Incorporation to provide exculpation from liability for our officers from certain claims of breach of the fiduciary duty of care, similar to protections currently available to directors of Royal Gold. A copy of the proposed amendment, marked with strike-outs to show the deletions and underlined text to show additions, is included in Annex B to this proxy statement.
Section 102(b)(7) of the General Corporation Law of the State of Delaware was amended effective August 1, 2022, to authorize exculpation of officers of Delaware corporations in certain actions. For more than 35 years, Delaware law has permitted corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care. Until now, that protection did not extend to a Delaware corporations’ officers. The new amendment extends the opportunity for Delaware corporations to exculpate certain of their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. As amended, Section 102(b)(7) provides that only certain officers may be entitled to exculpation; namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the corporation; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.
This provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. This provision would not exculpate officers from liability for claims brought by or in the right of the corporation, such as derivative claims. If the proposed amendment to our Restated Certificate of Incorporation is adopted, it will not eliminate or limit the liability of an officer for any act or omission occurring prior to the date on which the amendment becomes effective. We are not proposing the amendment in anticipation of any specific litigation confronting the Company.
The proposed amendment also revises our Restated Certificate of Incorporation to limit the liability of both our directors and officers for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation on liability is not permitted under the General Corporation Law of the State of Delaware as presently in effect or as amended in the future. Currently, our Restated Certificate of Incorporation lists the specific situations in which a limitation on liability is not permitted for directors under Section 102(b)(7), only some of which situations apply to officers. In addition, the proposed amendment provides that future amendments to our Restated Certificate of Incorporation would not have any effect on the liability of our directors and officers with respect to acts or omissions occurring before any such future amendments. Our Board believes these revisions are appropriate because they remove uncertainty regarding the application of the exculpation provision in the event of future amendments to our Restated Certificate of Incorporation or to the General Corporation Law of the State of Delaware.

Royal Gold, Inc. 2023 Proxy Statement | Proposal 5: Approve Amendment to Certificate of Incorporation |	81

Reasons for the Amendment to Our Restated Certificate of Incorporation
As part of the Board’s ongoing evaluation of the corporate governance structures and practices of the Company, the Board considered the benefits and detriments of amending our Restated Certificate of Incorporation to exculpate certain officers of Royal Gold. We believe that Royal Gold and its stockholders will benefit from limiting officer liability and have included a summary below of the principal factors the Board considered in electing to pursue the amendment to our Restated Certificate of Incorporation.
The Board believes it is necessary to protect officers to the fullest extent permitted by law in order to attract and retain quality officers. The Board believes that failing to adopt the amendment to our Restated Certificate of Incorporation could impact our recruitment and retention of quality officer candidates who conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceed the benefits of serving as an officer of Royal Gold. Further, adopting the exculpation amendment would enable our officers to exercise their business judgment in furtherance of our stockholders’ interests without the potential distraction of risking personal liability. An officer’s role often requires making decisions on crucial matters and in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability based on hindsight, especially in the current litigious environment and regardless of merit. The Board believes this amendment protects our officers from being second-guessed while preserving liability where an officer is disloyal or acts in bad faith.
Prior to the amendment of Section 102(b)(7) of the Delaware General Corporation Law, Delaware corporations could exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to officers. Consequently, plaintiffs have employed the tactic of bringing certain claims against officers that would otherwise be dismissed if brought against exculpated directors, leading to increasingly aggressive tactics by the plaintiffs’ bar to create settlement value. The amendment to Section 102(b)(7) was adopted to address inconsistent treatment between officers and directors and rising litigation and insurance costs for corporations. The proposed amendment to our Restated Certificate of Incorporation will align the protections available to our officers with those available to our directors and potentially decrease future litigation and insurance premiums.
Taking into account the narrow class and type of claims for which officers would be exculpated from liability, and the benefits the Board believes would accrue to Royal Gold and its stockholders in the form of an enhanced ability to attract and retain quality officers and the potential to address rising litigation and insurance costs, our Board unanimously determined that the proposal to extend exculpation to officers is fair and in the best interests of Royal Gold and its stockholders. Therefore, our Board unanimously approved, subject to stockholder approval, the proposed amendment to the Restated Certificate of Incorporation to limit the liability of certain officers pursuant to Section 102(b)(7) of the Delaware General Corporation Law.
Recommendation
Accordingly, our Board unanimously recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the TENTH Article of the Restated Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:
TENTH.   No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.”
Vote Required for Approval
Approval of the amendment to the Restated Certificate will require the affirmative vote of the holders of a majority of the outstanding shares of common stock as of the Record Date. Shares that are voted “abstain” are treated the same as voting “against” this proposal.

82	| Proposal 5: Approve Amendment to Certificate of Incorporation | Royal Gold, Inc. 2023 Proxy Statement

If our stockholders approve the amendment to the Restated Certificate of Incorporation, we will file the amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. The Restated Certificate of Incorporation, as amended, will become effective upon filing with the Delaware Secretary of State.

Royal Gold, Inc. 2023 Proxy Statement | Stock Ownership Information |	83

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table shows the beneficial ownership, as of March 6, 2023, or such other date noted below, of our common stock by each director, director nominee, NEO, and beneficial owner of more than 5% of our common stock, based on our review of documents filed with the SEC. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Directors, Director Nominees, and NEOs
William Heissenbuttel President, Chief Executive Officer, and Director	120,887 (1)	*
William Hayes Chair of the Board	11,972 (2)	*
Fabiana Chubbs Director	3,192 (3)	*
Kevin McArthur Director	20,316 (4)	*
Jamie Sokalsky Director	18,672 (5)	*
Ronald Vance Director	16,986 (6)	*
Sybil Veenman Director	11,002 (7)	*
Mark Isto Executive Vice President and Chief Operating Officer, Royal Gold Corporation	25,220 (8)	*
Daniel Breeze Vice President Corporate Development, RGLD Gold AG	5,042 (9)	*
Paul Libner Chief Financial Officer and Treasurer	17,479 (10)	*
Randy Shefman Vice President and General Counsel	11,146 (11)	*
Directors, director nominees, and all executive officers as a group (12 individuals)	264,762	*
5% or More Beneficial Owners
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	7,052,480 (12)	10.7%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	6,626,902 (13)	10.1%

84	| Stock Ownership Information | Royal Gold, Inc. 2023 Proxy Statement

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Capital World Investors 333 South Hope Street, 55th Floor, Los Angeles, CA 90071	6,302,121 (14)	9.6%
State Street Corporation State Street Financial Center, One Lincoln Street, Boston, MA 02111	4,018,814 (15)	6.12%
Van Eck Associates Corporation 666 Third Avenue, 9th Floor, New York, NY 10017	3,992,123 (16)	6.07%
First Eagle Investment Management, LLC 1345 Avenue of the Americas, New York, NY 10105	3,584,316 (17)	5.46%

*
Less than 1% ownership of our common stock.

1.
Includes (a) 27,207 shares of restricted stock and (b) 15,598 shares subject to SARs and 6,676 shares subject to stock options that were exercisable as of, or within 60 days after, March 6, 2023. Does not include shares potentially issuable under performance share awards.

2.
Includes 602 shares of restricted stock.

3.
Represents 3,192 restricted stock units the vesting of which is deferred under our Deferred Compensation Plan.

4.
Includes 9,502 shares of restricted stock the vesting of which is deferred under our Deferred Compensation Plan.

5.
Includes 7,472 restricted stock units the vesting of which is deferred under our Deferred Compensation Plan.

6.
Includes 8,297 shares of restricted stock the vesting of which is deferred under our Deferred Compensation Plan.

7.
Includes 9,502 restricted stock units the vesting of which is deferred under our Deferred Compensation Plan.

8.
Includes 2,437 shares subject to SARs and 6,534 shares subject to stock options that were exercisable as of, or within 60 days after, March 6, 2023. Does not include shares potentially issuable under performance share awards or restricted stock units.

9.
Includes 978 shares subject to SARs that were exercisable as of, or within 60 days after, March 6, 2023. Does not include shares potentially issuable under performance share awards or restricted stock units.

10.
Includes (a) 9,545 shares of restricted stock and (b) 435 shares subject to SARs and 477 shares subject to stock options that were exercisable as of, or within 60 days after, March 6, 2023. Does not include shares potentially issuable under performance share awards.

11.
Includes (a) 8,822 shares of restricted stock and (b) 477 shares subject to stock options that were exercisable as of, or within 60 days after, March 6, 2023. Does not include shares potentially issuable under performance share awards.

12.
As reported by BlackRock, Inc. on an Amendment No. 14 to Schedule 13G filed with the SEC on January 23, 2023. BlackRock reported that it had sole dispositive power over all the reported shares and sole voting power over 6,641,910 of the shares.

13.
As reported by The Vanguard Group on an Amendment No. 10 to Schedule 13G filed with the SEC on February 9, 2023. The Vanguard Group reported that it had sole dispositive power over 6,538,645 of the shares, shared dispositive power over 88,257 of the shares, sole voting power over none of the shares, and shared voting power over 22,517 of the shares.

14.
As reported by Capital World Investors on an Amendment No. 5 to Schedule 13G filed with the SEC on February 13, 2023. Capital World Investors reported that it had sole dispositive and voting power over all the reported shares.

15.
As reported by State Street Corporation on Schedule 13G filed with the SEC on February 7, 2023. State Street reported that it had sole dispositive and voting power over none of the shares, shared voting power over 3,847,191 of the shares, and shared dispositive power over all the reported shares.

Royal Gold, Inc. 2023 Proxy Statement | Stock Ownership Information |	85

16.
As reported by Van Eck Associates Corporation on an Amendment No. 12 to Schedule 13G filed with the SEC on February 14, 2023. Van Eck Associates reported that it had sole dispositive power over all the reported shares and sole voting power over 3,976,263 of the shares.

17.
As reported by First Eagle Investment Management, LLC on an Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2023. First Eagle Investment Management, LLC reported that it had sole dispositive power over all the reported shares and sole voting power over 3,480,552 of the shares.

Equity Compensation Plan Information
The following table sets forth information concerning shares of our common stock that are authorized and available for issuance under our equity compensation plans as of December 31, 2022:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders (1)	448,285 (2)	$108 (3)	2,065,075
Equity compensation plans not approved by stockholders	—	—	—

1.
Represents shares issuable under our 2015 Omnibus Long-Term Incentive Plan.

2.
Represents (a) 192,784 shares issuable under outstanding stock options and SARs, (b) 51,095 shares issuable under outstanding restricted stock units, (c) 166,441 shares issuable under outstanding performance shares (at maximum), and (d) 37,965 shares deferred under our Deferred Compensation Plan for nonemployee directors.

3.
Weighted-average exercise price does not take into account shares issuable under restricted stock units, performance shares, or deferred shares, which do not have an exercise price.

86	| Other Information | Royal Gold, Inc. 2023 Proxy Statement

Other Information
Other Business
We are not aware of any other matters to be brought before the annual meeting. If other matters should come before the annual meeting, each person named in the proxy intends to vote the proxy in accordance with their own judgment on the matters.
Stockholder Proposals for the 2024 Annual Meeting
	Proposals to Include in Proxy*	Other Proposals or Nominees to be Presented at the Annual Meeting**
Deadline for proposal to be received by Royal Gold	On or before December , 2023 (120 calendar days prior to anniversary of this year’s mailing date)	Between January 26, 2024, and March 26, 2024 (not less than 60 nor more than 120 calendar days prior to the first anniversary of this year’s annual meeting)***
What to include in the proposal	Information required by SEC rules	Information required by our Bylaws
Where to send the proposal	By mail to our principal executive office: Corporate Secretary, Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, CO 80202

*
Proposals must satisfy SEC requirements, including Rule 14a-8.

**
Proposals not submitted pursuant to SEC Rule 14a-8 and any director nominees must satisfy our Bylaw requirements, which are available on our website. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 26, 2024.

***
If the number of directors to be elected at the 2024 annual meeting is increased and there is no public announcement by us specifying the size of the increased Board at least 100 days before the annual meeting date, the stockholder’s notice with respect to nominees for any new positions created by the increase must be received not later than the close of business on the 10th day following the day on which we first make the public announcement.

Annual Report on Form 10-K
Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including any financial statements and any required financial statement schedules, as filed with the SEC. Requests for a copy of the annual report should be delivered to our Corporate Secretary, Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202 or corporatesecretary@royalgold.com.
Stockholders Entitled to Vote as of Record Date
This proxy statement is furnished to holders of Royal Gold common stock in connection with the solicitation of proxies on behalf of our Board of Directors to be voted at our 2023 virtual annual meeting of stockholders to be held on Thursday, May 25, 2023, at 9 a.m. mountain time. Stockholders of record holding shares of our common stock at the close of business on March 31, 2023, the Record Date, are eligible to vote at the

Royal Gold, Inc. 2023 Proxy Statement | Other Information |	87

virtual annual meeting and any postponement and adjournment of the annual meeting. There were             shares outstanding on the Record Date.
Internet Availability of Proxy Materials
We will furnish our proxy materials through a “notice and access” model via the internet in accordance with SEC rules. On or about April   , 2023, we will furnish a “notice of internet availability” to our stockholders of record containing instructions on how to access the proxy materials and vote. In addition, instructions on how to request a printed copy of these materials may be found in the notice of virtual annual meeting. For more information on voting your stock, please see “Voting Your Shares” below.
Voting Your Shares
Each share of Royal Gold common stock that you own as of the Record Date entitles you to one vote. If you are a stockholder of record, your proxy card shows the number of shares of our common stock that you own. If your stock is held in the name of your broker, bank, or another nominee, the nominee holding your stock will send you a voting instruction form. You may elect to vote in one of three methods:
•
By phone or the internet — You may vote your shares by following the instructions on your notice card, proxy card, or voting instruction form. If you vote by telephone or the internet, you do not need to return your proxy card.

•
By mail — If this proxy statement was mailed to you or if you requested that a proxy statement be mailed to you, you may vote your shares by signing and returning the enclosed proxy card or voting instruction form. If you vote by proxy card, your “proxy” (each or either of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return your proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by our Board (FOR proposals 1, 2, 4 and 5 and for “one year” for proposal 3). If you vote by voting instruction form, the bank, broker, or nominee holding your stock will vote your shares as you instruct on the voting instruction form. If you sign and return your voting instruction form but do not give instructions to your bank, broker or nominee on how to vote your shares, your shares will not be voted on any proposal on which the bank, broker or nominee lacks discretionary authority to vote (i.e., the bank, broker or nominee will have discretion to vote only on proposal 4 regarding the ratification of the independent auditor).

•
By voting at the virtual annual meeting — You may attend the annual meeting virtually and vote your shares through the online platform. All stockholders attending the meeting will be authenticated using your 16-digit control number included in your stockholder materials. You will be able to vote while the polls are open during the virtual annual meeting.

Instructions for the Virtual Annual Meeting
This year, our annual meeting will be a completely virtual meeting; there will be no physical meeting location. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/RGLD2023 and enter the 16-digit control number included on your notice of internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the virtual annual meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders. You may begin to log into the meeting platform beginning at 8:45 a.m. mountain time on May 25, 2023. The meeting will begin promptly at 9 a.m. mountain time on May 25, 2023. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you wish to submit a question

88	| Other Information | Royal Gold, Inc. 2023 Proxy Statement

prior to the virtual annual meeting, you may do so starting at 8:45 a.m. mountain time on May 25, 2023, via the virtual stockholder meeting platform. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be answered on our website at www.royalgold.com/investors/proxy-materials; the questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, technical support phone numbers will be posted at the bottom of the virtual meeting log-in page. Technical support will be available starting at 8:45 a.m. mountain time on May 25, 2023, and will remain available until 30 minutes after the meeting has finished.
Revocation of Proxy or Voting Instruction Form
You may revoke your proxy at any time before the proxy is voted at the annual meeting. This can be done by submitting another properly completed proxy card with a later date, sending a written notice of revocation to our Corporate Secretary with a later date, or attending and voting at the virtual annual meeting. You should be aware, however, that simply logging onto the virtual annual meeting will not automatically revoke your previously submitted proxy; rather, you must submit your vote at the virtual annual meeting or deliver written notice to us before the start of the virtual annual meeting. Written notices revoking a proxy should be sent to our Corporate Secretary at Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202.
Quorum and Votes Required to Approve Proposals
A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the virtual annual meeting. Abstentions and broker non-votes will be counted as being present for purposes of determining whether there is a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote those shares on a proposal because the nominee does not have discretionary voting authority and has not received voting instructions from the beneficial owner with respect to that proposal.
Cumulative voting is not permitted for the election of directors. Under Delaware law, holders of common stock are not entitled to appraisal or dissenters’ rights with respect to the matters to be considered at the annual meeting.
Proposal	Vote Required to Approve Proposals at a Meeting at Which a Quorum Is Present	Broker Non-Votes	Abstentions
1 Election of Class III Director Nominees	Affirmative vote of a majority of the votes cast	No impact	No Impact
2 Advisory Vote on Executive Compensation		No impact
3 Advisory Vote on the Frequency of the Say on Pay Vote		No impact
4 Ratification of Appointment of the Independent Auditors		Nominees have the discretion to vote FOR, as ratification of auditors is a routine matter
5 Approval of Amendment to Restated Certificate of Incorporation	Affirmative vote of a majority of outstanding shares of common stock on the Record Date	Vote against	Vote against

Royal Gold, Inc. 2023 Proxy Statement | Other Information |	89

Tabulation of Votes
Broadridge Financial Solutions, Inc. will tabulate and certify votes at the virtual annual meeting.
Solicitation Costs
In addition to solicitation of proxies by mail or by electronic data transfers, our directors, officers, and employees may, without additional compensation, make solicitations by telephone, facsimile, or personal interview. We engaged Saratoga Proxy Consulting LLC to assist us with the solicitation of proxies for a fee of  $15,000, plus expenses. We will bear all costs of the solicitation of proxies. We will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock.
Eliminating Duplicate Mailings
We have adopted a procedure called “householding,” in accordance with SEC rules. Under this procedure, we deliver a single copy of the notice of virtual annual meeting and, if applicable, our proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the notice of virtual annual meeting and, if applicable, our proxy materials and annual report to any stockholder.
To receive a separate copy of the notice of virtual annual meeting and, if applicable, our proxy materials and annual report for this or future meetings, stockholders may contact us at the following address:
Laura B. Gill
Corporate Secretary
Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado 80202
corporatesecretary@royalgold.com
Stockholders who hold shares in street name (as described under the heading “Voting Your Shares,” above) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.
Cautionary Note Regarding Incorporation by Reference
This proxy statement includes website addresses and references to additional materials found on those websites, which are provided for convenience only. Such websites and materials are not incorporated into this proxy statement by reference.
* * * * * * * * * * * * * *
BY ORDER OF THE BOARD OF DIRECTORS
Laura B. Gill
Corporate Secretary
Denver, Colorado
April   , 2023

Annex A
Calculation of SEC CAP
	PEO — JENSEN	PEO — HEISSENBUTTEL				Non-PEO NEO Average
Adjustments	2020	2022	2021 STUB	2021	2020	2022	2021 STUB	2021	2020
Summary Compensation Table Total	$4,141,033	$3,060,540	$3,148,212	$3,042,284	$2,403,556	$1,340,295	$1,253,741	$1,403,420	$1,223,674
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	$—	$(1,298,851)	$(2,303,817)	$(1,133,532)	$(842,551)	$(461,867)	$(805,984)	$(445,980)	$(385,533)
Deduction for amounts reported in “Option Awards” column of the Summary Compensation Table	$—	$—	$—	$(635,796)	$(413,142)	$—	$—	$(250,379)	$(185,426)
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	$—	$1,211,452	$2,002,130	$1,269,313	$1,198,724	$430,770	$700,439	$499,547	$424,309
Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY	$—	$—	$—	$72,685	$—	$—	$—	$28,658	$—
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	$(117,491)	$450,092	$(309,326)	$(441,433)	$324,055	$155,472	$(136,617)	$(201,079)	$108,236
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	$1,578,106	$88,499	$153,336	$308,068	$315,216	$42,553	$83,256	$118,294	$158,272
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	$—	$—	$—	$—	$—	$—	$—	$—	$(227,170)
Addition in respect of any dividends or other earnings paid during applicable FY prior to vesting date of underlying award	$17,076	$28,845	$7,850	$16,889	$15,195	$12,084	$4,039	$7,545	$6,765
SEC CAP	$5,618,723	$3,540,577	$2,698,385	$2,498,478	$3,001,054	$1,519,307	$1,098,874	$1,160,025	$1,123,128

Annex B
Proposed Amendment to
Article TENTH of the Company’s Restated Certificate of Incorporation
TENTH.   No ~~A~~ director or officer of the Corporation shall ~~not~~ be liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. ~~that a director shall be so liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 under Title S, of the Delaware Code, or (iv) for any transaction from which the director received an improper personal benefit.~~

1144 15th Street
Suite 2500
Denver, Colorado 80202
303-573-1660
royalgold.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV07282-P903011a. Fabiana ChubbsNominees:2. Advisory vote to approve named executive officer compensation4. Ratification of appointment of Ernst & Young LLP as independent auditor for 20235. Approval of an amendment to our restated certificate of incorporation to limit the liability of certain officers1b. Kevin McArthur1c. Sybil Veenman3. Advisory vote on the frequency of the say on pay vote1. Election of three Class III director nominees to serve untilthe 2026 annual meeting:For Against Abstain! ! !! ! !ROYAL GOLD, INC.The Board of Directors recommends you vote FOR thefollowing proposals:The Board of Directors recommends you vote 1 Year on the following proposal:The Board of Directors recommends you vote FOR the following proposals:ROYAL GOLD, INC.1144 15TH STREET, SUITE 2500DENVER, CO 80202-1161The proxies are also authorized to vote in their discretion upon any other matters as may properly come before the meeting, including any postponement oradjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.! ! ! For Against AbstainFor Against Abstain! ! !1 Year 2 Years 3 Years Abstain! ! !! ! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. Eastern Time on May 24, 2023. Have your proxycard in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RGLD2023You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available and followthe instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 P.M. Eastern Time on May 24, 2023. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.V07283-P90301ROYAL GOLD, INC.THIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF DIRECTORSThe undersigned hereby appoints Laura B. Gill and William M. Hayes, or either of them, as attorneys, agents and proxies, each with full power of substitution to vote, as designated on the reverse side, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on March 31, 2023, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the "Meeting"), which will be held on May 25, 2023, virtually at www.virtualshareholdermeeting.com/RGLD2023, at 9:00 a.m., Mountain Time, or at any postponement or adjournment thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 4 AND 5 AND "1 YEAR" FOR PROPOSAL 3. The proxies are also authorized to vote in their discretion upon any other matters as may properly come before the meeting, including any postponement or adjournment thereof.The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated April __, 2023.Continued and to be signed on reverse side